Exhibit 4.10

                                                                  EXECUTION COPY





--------------------------------------------------------------------------------


                    BUILDING MATERIALS CORPORATION OF AMERICA

                           7.75% Senior Notes due 2014

                                       and

                      Series B 7.75% Senior Notes due 2014

                          -----------------------------

                                    INDENTURE

                            Dated as of July 26, 2004

                          -----------------------------

                            WILMINGTON TRUST COMPANY

                          -----------------------------

                                     Trustee



--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

Trust Indenture
ACT SECTION                                                    INDENTURE SECTION
-----------                                                    -----------------
310(a)(1)..................................................    7.10
     (a)(2)................................................    7.10
     (a)(3)................................................    N.A.
     (a)(4)................................................    N.A.
     (a)(5)................................................    7.08
     (b)...................................................    7.08; 7.10; 12.02
     (c)...................................................    N.A.
311(a).....................................................    7.11
     (b)...................................................    7.11
     (c)...................................................    N.A.
312(a).....................................................    2.05
     (b)...................................................    12.03
     (c)...................................................    12.03
313(a).....................................................    7.06
     (b)(1)................................................    7.06
     (b)(2)................................................    7.06
     (c)...................................................    7.06; 12.02
     (d)...................................................    7.06
314(a).....................................................    4.05; 4.06; 12.02
     (b)...................................................    11.02
     (c)(l)................................................    12.04
     (c)(2)................................................    12.04
     (c)(3)................................................    N.A.
     (d)...................................................    11.04
     (e)...................................................    12.05
     (f)...................................................    N.A.
315(a).....................................................    7.12(b)
     (b)...................................................    7.05; 12.02
     (c)...................................................    7.12(a)
     (d)...................................................    7.12(c)
     (e)...................................................    6.11
316(a)(last sentence)......................................    2.09
     (a)(1)(A).............................................    6.05
     (a)(1)(B).............................................    6.04
     (a)(2)................................................    N.A.
     (b)...................................................    6.07
     (c)...................................................    9.04
317(a)(1)..................................................    6.08
     (a)(2)................................................    6.09
     (b)...................................................    2.04
318(a).....................................................    12.01

----------
N.A. means "not applicable".

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   DEFINITIONS....................................................1
Section 1.02.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.............20
Section 1.03.   RULES OF CONSTRUCTION.........................................20

                               ARTICLE II
                             THE SECURITIES

Section 2.01.   FORMS GENERALLY...............................................21
Section 2.02.   EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT......23
Section 2.03.   REGISTRAR, TRANSFER AGENT AND PAYING AGENT....................24
Section 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST...........................25
Section 2.05.   SECURITYHOLDER LISTS..........................................25
Section 2.06.   TRANSFER AND EXCHANGE.........................................25
Section 2.07.   REPLACEMENT SECURITIES........................................31
Section 2.08.   OUTSTANDING SECURITIES........................................31
Section 2.09.   TREASURY SECURITIES...........................................32
Section 2.10.   TEMPORARY SECURITIES..........................................32
Section 2.11.   CANCELLATION..................................................32
Section 2.12.   DEFAULTED INTEREST............................................32
Section 2.13.   CUSIP AND ISIN NUMBERS........................................33
Section 2.14.   DEPOSIT OF MONEYS.............................................33

                               ARTICLE III
                               REDEMPTION

Section 3.01.   NOTICES TO TRUSTEE............................................33
Section 3.02.   REDEMPTION PRICE..............................................33
Section 3.03.   NOTICE OF REDEMPTION..........................................34
Section 3.04.   EFFECT OF NOTICE OF REDEMPTION................................35
Section 3.05.   DEPOSIT OF REDEMPTION PRICE...................................35
Section 3.06.   SECURITIES REDEEMED IN PART...................................35
Section 3.07.   PAYMENT OF SECURITIES CALLED FOR REDEMPTION...................35

                               ARTICLE IV
                                COVENANTS

Section 4.01.   PAYMENT OF SECURITIES.........................................36
Section 4.02.   MAINTENANCE OF OFFICE OR AGENCY...............................36
Section 4.03.   CORPORATE EXISTENCE...........................................36
Section 4.04.   PAYMENT OF TAXES AND OTHER CLAIMS.............................37
Section 4.05.   COMPLIANCE CERTIFICATES.......................................37

Section 4.06.   SECURITIES AND EXCHANGE COMMISSION REPORTS....................37
Section 4.07.   WAIVER OF STAY, EXTENSION OR USURY LAWS.......................38
Section 4.08.   MAINTENANCE OF PROPERTIES.....................................38
Section 4.09.   LIMITATION ON DEBT AND PREFERRED STOCK OF THE COMPANY
                AND ITS SUBSIDIARIES..........................................39
Section 4.10.   LIMITATION ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS..41
Section 4.11.   LIMITATION ON LIENS...........................................43
Section 4.12.   LIMITATION ON TRANSACTIONS WITH AFFILIATES....................44
Section 4.13.   LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                AFFECTING SUBSIDIARIES........................................46
Section 4.14.   CHANGE OF CONTROL.............................................47
Section 4.15.   LIMITATION ON ASSET SALES.....................................48
Section 4.16.   RESTRICTION ON TRANSFER OF CERTAIN ASSETS TO SUBSIDIARIES.....51
Section 4.17.   INVESTMENT COMPANY ACT........................................51
Section 4.18.   GUARANTEES BY SUBSIDIARIES....................................51
Section 4.19.   CONSENTS, ETC.................................................51
Section 4.20.   SUSPENSION OF CERTAIN COVENANTS...............................51

                                ARTICLE V
                              SUCCESSOR CORPORATION

Section 5.01.   WHEN THE COMPANY MAY MERGE, ETC...............................52
Section 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.............................52

                               ARTICLE VI
                          DEFAULTS AND REMEDIES

Section 6.01.   EVENTS OF DEFAULT.............................................53
Section 6.02.   ACCELERATION..................................................54
Section 6.03.   OTHER REMEDIES................................................54
Section 6.04.   WAIVER OF PAST DEFAULTS.......................................55
Section 6.05.   CONTROL BY MAJORITY...........................................55
Section 6.06.   LIMITATION ON REMEDIES........................................55
Section 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENt..........................55
Section 6.08.   COLLECTION SUIT BY TRUSTEE....................................56
Section 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM..............................56
Section 6.10.   PRIORITIES....................................................56
Section 6.11.   UNDERTAKING FOR COSTS.........................................56
Section 6.12.   RESTORATION OF RIGHTS AND REMEDIES............................57
Section 6.13.   NOTIFICATION TO COLLATERAL AGENT..............................57


                               ARTICLE VII
                                 TRUSTEE

Section 7.01.   RIGHTS OF TRUSTEE.............................................57
Section 7.02.   INDIVIDUAL RIGHTS OF TRUSTEE..................................59
Section 7.03.   MONEY HELD IN TRUST...........................................59
Section 7.04.   TRUSTEE'S DISCLAIMER..........................................59

Section 7.05.   NOTICE OF DEFAULTS............................................59
Section 7.06.   REPORTS BY TRUSTEE TO HOLDERS.................................59
Section 7.07.   COMPENSATION AND INDEMNITY....................................59
Section 7.08.   REPLACEMENT OF TRUSTEE........................................60
Section 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC..............................61
Section 7.10.   ELIGIBILITY:  DISQUALIFICATION................................61
Section 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.........62
Section 7.12.   DUTIES OF TRUSTEE.............................................62
Section 7.13.   TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.......63

                              ARTICLE VIII
                   DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.   DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE..............63
Section 8.02.   CONDITIONS TO DEFEASANCE......................................64
Section 8.03.   APPLICATION OF TRUST MONEY....................................65
Section 8.04.   REPAYMENT TO COMPANY..........................................66
Section 8.05.   INDEMNITY FOR GOVERNMENT OBLIGATIONS..........................66
Section 8.06.   REINSTATEMENT.................................................66

                               ARTICLE IX
                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.   WITHOUT CONSENT OF HOLDERS....................................66
Section 9.02.   WITH CONSENT OF HOLDERS.......................................67
Section 9.03.   REVOCATION AND EFFECT OF CONSENTS.............................68
Section 9.04.   RECORD DATE...................................................69
Section 9.05.   NOTATION ON OR EXCHANGE OF SECURITIES.........................69
Section 9.06.   TRUSTEE MAY SIGN AMENDMENTS, ETC..............................69
Section 9.07.   COMPLIANCE WITH TIA...........................................69
Section 9.08.   AMENDMENT TO THE COLLATERAL AGENT AGREEMENT...................69

                                    ARTICLE X
                              SUBSIDIARY GUARANTEES

Section 10.01.  GUARANTEE.....................................................70
Section 10.02.  UNCONDITIONAL OBLIGATIONS.....................................70
Section 10.03.  CONTINUING GUARANTEE..........................................71
Section 10.04.  SUBROGATION; ACCELERATION.....................................71
Section 10.05.  ENFORCEMENT...................................................71
Section 10.06.  COVENANTS.....................................................72
Section 10.07.  LIMITATION LIABILITY..........................................72
Section 10.08.  WHEN THE GUARANTORS MAY MERGE, ETC............................72
Section 10.09.  RELEASE OF GUARANTOR..........................................73
Section 10.10.  MISCELLANEOUS.................................................74
Section 10.11.  EXECUTION AND DELIVERY OF NOTATION OF SUBSIDIARY GUARANTEE....74
Section 10.12.  ADDITIONAL GUARANTORS.........................................74

                                   ARTICLE XI
                               SECURITY DOCUMENTS

Section 11.01.  SECURITY DOCUMENTS............................................75
Section 11.02.  RECORDING AND OPINIONS........................................75
Section 11.03.  RELEASE OF COLLATERAL.........................................76
Section 11.04.  CERTIFICATES AND OPINIONS OF COUNSEL..........................76
Section 11.05.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER
                THE SECURITY DOCUMENTS........................................77
Section 11.06.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
                THE SECURITY DOCUMENTS........................................77
Section 11.07.  TERMINATION OF SECURITY INTEREST..............................77


                               ARTICLE XII
                              MISCELLANEOUS

Section 12.01.  TRUST INDENTURE ACT OF 1939...................................77
Section 12.02.  NOTICES.......................................................78
Section 12.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS...................78
Section 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT............78
Section 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.................79
Section 12.06.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.....................79
Section 12.07.  GOVERNING LAW.................................................79
Section 12.08.  NO INTERPRETATION OF OTHER AGREEMENTS.........................79
Section 12.09.  NO RECOURSE AGAINST OTHERS....................................79
Section 12.10.  LEGAL HOLIDAYS................................................80
Section 12.11.  SUCCESSORS....................................................80
Section 12.12.  DUPLICATE ORIGINALS...........................................80
Section 12.13.  SEPARABILITY..................................................80
Section 12.14.  TABLE OF CONTENTS, HEADINGS, ETC..............................80
Section 12.15.  BENEFITS OF INDENTURE.........................................80

EXHIBITS
--------

Exhibit A   - Form of Initial Security and Additional Security
Exhibit B   - Form of Exchange Security
Exhibit C   - Form of Private Placement Legends
Exhibit D-1 - Form of Certification to be given by Holder of Beneficial Interest in a Temporary Regulation S Global Security
Exhibit D-2 - Form of Certification to be given by Transferee of a Beneficial
              Interest in a Temporary Regulation S Global Security
Exhibit E   - Form of Certificate to be given by Euroclear and Clearstream in
              Connection with the Exchange of a Portion of a Temporary Regulation S Global Security
Exhibit F   - Form of Transfer Certificate for Transfer from Restricted Global
              Security to Regulation S Global Security
Exhibit G   - Form of Transfer Certificate for Transfer from Regulation S
              Global Security to Restricted Global Security
Exhibit H   - Form of Notation of Subsidiary Guarantee

                  INDENTURE, dated as of July 26, 2004, among BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation, BMCA INSULATION PRODUCTS INC., BMCA QUAKERTOWN INC., BUILDING MATERIALS INVESTMENT CORPORATION, BUILDING MATERIALS MANUFACTURING CORPORATION, DUCTWORK MANUFACTURING CORPORATION, GAF LEATHERBACK CORP., GAF MATERIALS CORPORATION (CANADA), GAF PREMIUM PRODUCTS INC., GAF REAL PROPERTIES, INC., GAFTECH CORPORATION, LL BUILDING PRODUCTS INC., PEQUANNOCK VALLEY CLAIM SERVICE COMPANY, INC., SOUTH PONCA REALTY CORP. and WIND GAP REAL PROPERTY ACQUISITION CORP. (each a "GUARANTOR" and, collectively, the "GUARANTORS"), and Wilmington Trust Company, a Delaware banking corporation (the "TRUSTEE"), having its Corporate Trust Office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

                  The parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 7.75% Senior Notes due 2014 and the Company's Series B 7.75% Senior Notes due 2014:

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     DEFINITIONS.

                  "ACH OBLIGATIONS" means any obligations of the Company or any of its "Subsidiaries" (as defined in the Credit Agreement) owing to Citibank, N.A., any of the lenders under the Credit Agreement, or any of their respective affiliates, under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or automated clearing house agreements, and all overdrafts on any account which the Company or any of its "Subsidiaries" (as defined in the Credit Agreement) maintains with Citibank, N.A., any of the lenders under the Credit Agreement, or any of their respective affiliates.

                  "ACCREDITED INVESTOR" has the meaning set forth in Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

                  "ACQUIRED DEBT", with respect to any Person, means (i) Debt (including any then unutilized commitment under any revolving working capital facility) of an entity, which entity is acquired by such Person or any of its Subsidiaries after the Issue Date; PROVIDED that such Debt (including any such facility) is outstanding at the time of the acquisition of such entity, is not created in contemplation of such acquisition and is not, directly or indirectly, recourse (including by way of set-off) to such Person or its Subsidiaries or any of their respective assets other than to the entity and its Subsidiaries so acquired and the assets of the entity and its Subsidiaries so acquired; (ii) Debt of such Person that is not, directly or indirectly, recourse (including by way of set-off) to such Person and its Subsidiaries or any of their respective assets other than to specified assets acquired by such Person or its Subsidiaries after the Issue Date, which Debt is outstanding at the time of the acquisition of such assets and is not created in contemplation of such acquisition; or (iii) Refinancings of Debt described in clause (i) or (ii), PROVIDED that the recourse with respect to such Refinancing Debt is limited to the same extent as the Debt so Refinanced.

                  "ADDITIONAL SECURITIES" has the meaning set forth in Section 2.02.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For the avoidance of doubt, ISP and its Affiliates (so long as they are under common control with the Company) shall be deemed to be Affiliates of the Company.

                  "AGENT" means any Registrar, Paying Agent or co-Registrar of the Securities.

                  "APPLICABLE PREMIUM" means, with respect to any Security, the greater of (x) 1.0% of the principal amount of such Security and (y) the excess, if any, of (a) the present value of the remaining interest payments, principal and future optional redemption premium (if applicable) of such Security, discounted on a semi-annual bond equivalent basis from the maturity date or redemption date of the Security to the applicable date of purchase at a per annum interest rate equal to the Treasury Yield for such redemption date plus 100 basis points, over (b) the sum of the principal amount of such Security plus accrued and unpaid interest to the purchase date.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "ASSET SALE" means, with respect to any Person, the sale, lease, assignment or other disposition (including, without limitation, dispositions pursuant to any consolidation, merger or sale and leaseback transaction) by such Person or any of its Subsidiaries in any single transaction or series of related transactions which consists of the disposition of: (i) any Capital Stock of any Subsidiary or (ii) all or substantially all of the properties and assets of any division or line of business of such Person or any Subsidiary of such Person (other than of a Non-Recourse Subsidiary) to any other Person which is not the Company or a Subsidiary of the Company. For the purposes of this definition, the term "Asset Sale" shall not include any sale, lease, assignment or other disposition of properties or assets that is governed by the provisions of Article V or Section 10.08.

                  "AVERAGE LIFE" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar Federal, state or foreign law for the relief of debtors.

                  "BOARD OF DIRECTORS" of any Person means the Board of Directors or similar governing body of such Person, or any duly authorized committee of such Board of Directors or similar governing body.

                  "BOARD RESOLUTION" means, with respect to the Board of Directors of any Person, a copy of a resolution certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "BOOK-ENTRY SECURITY" means a Security represented by a Global Security and registered in the name of the nominee of the Depositary.

                  "BUSINESS DAY" means a day that is not a Legal Holiday.

                  "CAPITALIZED LEASE OBLIGATION" means any rental obligation that, in accordance with GAAP, is required to be classified and accounted for as a capitalized lease and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due in respect of such obligation.

                  "CAPITAL STOCK" of any Person means any and all shares, interests (including partnership interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including common or preferred stock, whether now outstanding or issued after the Issue Date, but excluding any debt securities convertible into or exchangeable for such equity.

                  "CASH EQUIVALENTS" means: (i) marketable direct obligations Issued by, or unconditionally Guaranteed by, the United States Government or Issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations Issued by any state of the United States of America, or the District of Columbia, or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof Issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital surplus of not less than $500,000,000, (v) Eurodollar time deposits maturing within one year from the date of acquisition thereof and issued or accepted by any commercial bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (vi) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and (vii) investments in money market funds having assets in excess of $500,000,000 and which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (i) prior to the time that at least 15% of the then outstanding Voting Stock of Parent, the Company, or any Subsidiary of Parent of which the Company is also a Subsidiary is publicly traded on a national securities exchange or quoted in the Nasdaq National Market system, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of majority voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company or any of its Affiliates, any merger, consolidation, liquidation or dissolution of the Company or any of its Affiliates, any direct or indirect transfer of securities by any Permitted Holder or by Parent or any of its Subsidiaries or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent corporation);

                  (ii) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of Parent or the Company; PROVIDED that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of Parent or the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent or the Company; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company including predecessors, was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company, then in office.

                  "CLEARSTREAM" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in
Section 4.14.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" shall have the meaning ascribed to the term "Secured Debt Collateral" as defined in the Collateral Agent Agreement.

                  "COLLATERAL AGENT" means Citibank, N.A., in its capacity as the Collateral Agent under the Collateral Agent Agreement, until a successor replaces such party in accordance with the provisions of the Security Documents, and thereafter means such successor.

                  "COLLATERAL AGENT AGREEMENT" means the amended and restated collateral agent agreement, dated as of July 9, 2003, among the Company, the Guarantors identified therein, Citibank, N.A., as Collateral Agent, The Bank of New York, as Trustee under each of the indentures governing the Other Senior Notes, Wilmington Trust Company, as Trustee of the Securities and Citibank, N.A., as Administrative Agent under the Credit Agreement, as amended as of the Issue Date and as the same may be amended, supplemented or otherwise modified from time to time.

                  "COMMISSION" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                  "COMMON STOCK" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's common stock whether now outstanding or issued after the Issue Date.

                  "COMPANY" means Building Materials Corporation of America, a Delaware corporation, and its successors.

                  "CONSOLIDATED EBITDA COVERAGE RATIO" with respect to any Person for any period means the ratio of:

                  (i) the aggregate amount of EBITDA of such Person for such period to

                  (ii) Consolidated Interest Expense of such Person for such period; PROVIDED that:

                                    (a)      if such Person or any Subsidiary of
                           such Person has Issued any Debt or Capital Stock since the beginning of such period that remains outstanding on the date such calculation is made or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt or Capital Stock, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect, on a pro forma basis, to the issuance of such Debt or Capital Stock as if such Debt or Capital Stock had been Issued on the first day of such period and the discharge of any other Debt or Capital Stock Refinanced or otherwise discharged with the proceeds of such new Debt or Capital Stock as if such discharge had occurred on the first day of such period;

                                    (b)      if since the beginning of such
                           period such Person or any Subsidiary of such Person shall have made any asset sales out of the ordinary course of business, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt or Capital Stock of such Person or any Subsidiary of such Person Refinanced or otherwise discharged with respect to such Person and its continuing Subsidiaries (including as a result of the assumption of such Debt or Capital Stock by the purchaser of such assets, provided that such Person or any of its Subsidiaries is no longer liable therefor) in connection with such asset sales for such period (or if the Capital Stock of any Subsidiary of such Person is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent such Person and its continuing Subsidiaries are no longer liable for such Debt after such sale); and

                                    (c)      if since the beginning of the
                           period such Person or any Subsidiary of such Person (by merger or otherwise) shall have made an Investment in any Subsidiary of such Person (or any Person which becomes a Subsidiary of such Person) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period.

                  For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Person with respect to which the calculation is being made. If any Debt or Capital Stock bears a floating rate of interest and is being given pro forma effect, the interest on such Debt and the dividends on such Capital Stock shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the sum of: (i) the interest expense of such Person and its consolidated Subsidiaries (other than interest expense related to Non-Recourse Debt) for such period as determined in accordance with GAAP consistently applied, plus (ii) the amount of all dividends paid or accrued on any series of Preferred Stock (other than non-Redeemable Stock) of such Person and its Subsidiaries (other than Non-Recourse Subsidiaries).

                  "CONSOLIDATED NET INCOME (LOSS)" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding: (i) all extraordinary gains or losses in such period; (ii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis;
(iii) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (iv) the net income (loss) of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (v) the net income (or net loss) of any other Person that is not a Subsidiary of the first Person with respect to which Consolidated Net Income is being calculated (the "first Person") and in which any other Person (other than such first Person and/or any of its Subsidiaries) has an equity interest or of a Non-Recourse Subsidiary of such first Person, except to the extent of the amount of dividends or other distributions actually paid or made to such first Person or any of its Subsidiaries by such other Person during such period (subject, in the case of a dividend or distribution received by a Subsidiary of such first Person, to the limitations contained in clause (iv) above); (vi) any interest income resulting from loans or investments in Affiliates, other than cash interest income actually received; and (vii) the cumulative effect of a change in accounting principles. In determining Consolidated Net Income (Loss), gains or losses resulting from the early retirement, extinguishment or refinancing of indebtedness for money borrowed, including any fees and expenses associated therewith, shall be deducted or added back, respectively.

                  "CONSOLIDATED NET WORTH" of any Person means, at any date, all amounts that would, in conformity with GAAP, be included under "shareholders' equity" on a consolidated balance sheet of such Person as at such date less (to the extent otherwise included therein) any amounts attributable to Redeemable Stock.

                  "CONSOLIDATED TANGIBLE ASSETS" means, as of any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom the value of all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the consolidated balance sheet of the Company and its consolidated Recourse Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which financial statements have been provided to the Holders in accordance with the Section 4.06 and computed in accordance with GAAP.

                  "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention:
Corporate Capital Markets, or such address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate office of any successor Trustee (or such address as the successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "CREDIT AGREEMENT" means the secured credit agreement, dated as of July 9, 2003, among the Company, the Lenders party thereto, Citicorp USA, Inc., as Swing Line Lender,

Collateral Monitoring Agent and Administrative Agent, and Citigroup Global Markets Inc., as Lead Arranger and Book Manager, as amended as of the Issue Date and as the same may be amended, supplemented, Refinanced or otherwise modified from time to time.

                  "CREDIT FACILITIES" means, with respect to the Company or any of its Recourse Subsidiaries, one or more debt or commercial paper facilities with banks or other institutional lenders, including the Credit Agreement, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or any debt securities or other form of debt financing, in each case together with any Refinancings thereof.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "DEBT" of any Person means, without duplication: (i) the principal in respect of (A) indebtedness of such Person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than those payable to government agencies to defer the payment of workers' compensation liabilities, taxes, assessments or other obligations, and provided in the ordinary course of business of such Person); (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Preferred Stock (but excluding any accrued dividends);
(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. For purposes of Section 4.15, Debt of the Company or any of its Subsidiaries shall include the provision for existing or future asbestos-related bodily injury claims, as set forth in the then most recent consolidated financial statement of the Company.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFAULT AMOUNT" has the meaning set forth in Section 6.02.

                  "DEFAULTING SUBSIDIARY" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described under clause (6), (7) or (8) of Section 6.01 has occurred and is continuing.

                  "DEPOSITARY" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

                  "EBITDA" with respect to any Person for any period means the Consolidated Net Income of such Person for such period, adjusted to the extent deducted in calculating such Consolidated Net Income by adding back (without duplication): (i) income tax expense of such Person and its Subsidiaries accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary items or other items excluded from the definition of Consolidated Net Income); (ii) Consolidated Interest Expense of such Person for such period;
(iii) depreciation expense of such Person for such period; (iv) amortization expense of such Person for such period; and (v) minority interest in any non-Wholly-Owned Recourse Subsidiary that is otherwise consolidated in the financial statements of such Person, but only so long as such Subsidiary is consolidated with such Person for such period for U.S. federal income tax purposes.

                  "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                  "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE GLOBAL SECURITY" has the meaning set forth in
Section 2.01(b).

                  "EXCHANGE OFFER" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Securities (or Additional Securities, as the case may be) to exchange all the Initial Securities (or Additional Securities, as the case may be) held by such Holder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities (or Additional Securities, as the case may be) held by such Holder, all in accordance with the terms and conditions of the applicable Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

                  "EXCHANGE SECURITIES" has the meaning set forth in Section
2.02.

                  "GAF" means GAF Corporation, a Delaware corporation, and its successors.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means U.S. generally acceptable accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as of the date of this Indenture.

                  "GFC" means GAF Fiberglass Corporation, a Delaware corporation, and its successors.

                  "G-I HOLDINGS" means G-I Holdings Inc., a Delaware corporation, and its successors.

                  "GLOBAL SECURITY" has the meaning set forth in Section
2.01(c).

                  "GRANULES CONTRACT" means the Amended and Restated Supply Agreement, dated as of May 8, 2003, between ISP Minerals Inc. and the Company.

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation, contingent or otherwise, of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (ii) entered into for the purpose of assuring the obligee of such Debt or other obligation in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "GUARANTEED OBLIGATIONS" has the meaning set forth in Section 10.01.

                  "GUARANTORS" has the meaning set forth in the preambles to this Indenture.

                  "HEDGE OBLIGATIONS" means any obligations of the Company or any of its "Subsidiaries" (as defined in the Credit Agreement) under hedge agreements entered into with a counterparty that are lenders or affiliates of the lenders under the Credit Agreement.

                  "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Registrar's books.

                  "INCUR" means incur, create, assume, Guarantee or otherwise become liable; and the terms "incurred" and "incurrence" having meanings correlative to the foregoing.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INITIAL PURCHASERS" means Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

                  "INITIAL SECURITIES" has the meaning set forth in Section
2.02.

                  "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities.

                  "INVESTMENT" means any direct or indirect advance, loan (other than advances or loans to customers in the ordinary course of business, which are recorded, in accordance with GAAP, at the time made as accounts receivable on the balance sheet of the Person making such advance or loan) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities Issued by, any other Person.

                  "INVESTMENT GRADE RATING" means (i) BBB- (with a stable or positive outlook) or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 (with a stable or positive outlook) or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (ii) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

                  "ISP" means International Specialty Products Inc., a Delaware corporation, and its successors.

                  "ISSUE" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

                  "ISSUE DATE" means July 26, 2004.

                  "LEGAL HOLIDAY" has the meaning set forth in Section 12.10.

                  "LIEN" means any lien, mortgage, charge, pledge, security interest, or other encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                  "MANAGEMENT AGREEMENT" means the amended and restated management agreement, effective as of January 1, 2004, by and among G-I Holdings, Merick Inc., ISP, International Specialty Holdings Inc., ISP Investco LLC, ISP Synthetic Elastomers LP, GAF Broadcasting Company, Inc., the Company and ISP Management Company, Inc., an assignee of ISP Chemco Inc.

                  "MARGIN STOCK" shall have the meaning provided in Regulation
U.

                  "MATERIAL ASSETS" means assets, singly or in the aggregate, the book or fair market value of which equals 5% or more of the Consolidated Tangible Assets of the Company.

                  "MOODY'S" means Moody's Investors Service, Inc. or its successors.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Asset Sale net of:
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions); (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition, including under any tax sharing arrangements, and (2) after taking into account any reduction in tax liability due to available tax credits or deductions applicable to the transaction); (c) a reasonable reserve for the after-tax cost of any indemnification obligations (fixed and/or contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale; and (d) repayment of Debt that is required to be repaid in connection with such Asset Sale, under the agreements governing such Debt or Asset Sale.

                  "NET PROCEEDS OFFER" shall have the meaning provided in
Section 4.15.

                  "NON-RECOURSE DEBT" of any Person means Debt or the portion of
Debt: (i) as to which neither Parent nor any of its Subsidiaries (other than a Non-Recourse Subsidiary) (a) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (b) is directly or indirectly liable or (c) constitutes the lender; and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of such Person or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "NON-RECOURSE SUBSIDIARY" of any Person means a Subsidiary:
(i) which has been designated as such by such Person, (ii) which has not acquired any assets directly or indirectly from Parent or any of its Subsidiaries other than at fair market value, including by the receipt of Capital Stock of such Non-Recourse Subsidiary; PROVIDED that, if any such acquisition or series of related acquisitions involves assets having a value in excess of $2,000,000, such acquisition or series of related acquisitions shall be approved by a majority of the members of the Board of Directors of the Company in a Board Resolution which shall set forth that such acquisitions are being, or have been, made at fair market value, and (iii) which has no Debt other than Non-Recourse Debt.

                  "OBLIGATIONS" means (a) the full and punctual payment of the principal and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance of all other obligations of the Company and the Guarantors under this Indenture and the Securities.

                  "OFFERING" means the Company's offering of the Initial Securities.

                  "OFFERING MEMORANDUM" means the Offering Memorandum dated June 29, 2000, pursuant to which the Initial Securities were offered.

                  "OFFICER" of any corporation means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, the Controller or the Assistant Secretary of such corporation.

                  "OFFICERS' CERTIFICATE" of any corporation means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of such corporation and delivered to the Trustee and which complies with Section 12.05.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with
Section 12.05. Such legal counsel may be an employee of or counsel to the Company or its Affiliates.

                  "OTHER INDEBTEDNESS" means the ACH Obligations and the Hedge Obligations.

                  "OTHER SENIOR NOTES" means the 2005 Notes, 2006 Notes, 2007 Notes and 2008 Notes.

                  "PARENT" means G-I Holdings so long as it owns, and any other Person which acquires or owns, directly or indirectly, 80% or more of the Voting Stock of the Company.

                  "PARTICIPANT" means with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "PAYING AGENT" has the meaning set forth in Section 2.03, except that, for the purposes of Article VIII and Sections 4.14 and 4.15, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any thereof.

                  "PERMITTED HOLDERS" means (i) Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the Voting Stock is owned by Samuel J. Heyman, his heirs, administrators or executors and (ii) any Person controlled, directly or indirectly, by Samuel J. Heyman or his heirs, administrators or executors.

                  "PERMITTED LIEN" means:

                  (i) Liens for taxes, assessments and governmental charges to the extent not required to be paid under this Indenture;

                  (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

                  (iii) pledges or deposits in the ordinary course of business to secure lease obligations or non-delinquent obligations under workers' compensation, unemployment insurance or similar legislation;

                  (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money);

                  (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

                  (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

                  (vii) judgment and attachment Liens not giving rise to a Default or Event of Default;

                  (viii) leases or subleases granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

                  (ix) Liens encumbering deposits made in the ordinary course of business to secure non-delinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

                  (x) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of default by the Company or any of its Subsidiaries of its obligations under any such lease which is material;

                  (xi) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases or conditional sales of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee;

                  (xii) broker's Liens securing the payment of commissions and management fees in the ordinary course of business;

                  (xiii) Liens on cash and Cash Equivalents posted as margin pursuant to the requirements of any bona fide hedge agreement relating to interest rates, foreign exchange or commodities listed on public exchanges, but only to the extent such Liens are required from customers generally (regardless of creditworthiness) in accordance with customary market practice;

                  (xiv) Liens on cash collateralizing reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its Subsidiaries in the ordinary course of business (other than letters of credit issued as credit support for any Debt);

                  (xv) Liens arising in respect of accounts receivable arising as a result of non-recourse sales thereof; and

                  (xvi) Liens on stock or assets of any Non-Recourse Subsidiary securing Debt owing by such Non-Recourse Subsidiary.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "PREFERRED STOCK," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation. Preferred Stock of any Person shall include Redeemable Stock of such Person.

                  "PRINCIPAL" of a debt security, including the Securities, means the principal of such security plus, when appropriate, the premium, if any, on such security.

                  "PRIVATE PLACEMENT LEGENDS" means the legends initially set forth on the Initial Securities or Additional Securities in the form set forth on Exhibit C under the heading "Form of Legend for 144A Securities", "Form of Legend for Temporary Regulation S Securities" or "Form of Legend for Regulation S Securities."

                  "PROCEEDS PURCHASE DATE" shall have the meaning provided in
Section 4.15.

                  "PUBLIC EQUITY OFFERING" means an underwritten public offering of common Capital Stock (other than Redeemable Stock) of the Company pursuant to an effective registration statement under the Securities Act.

                  "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "RATING AGENCIES" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

                  "RATING CATEGORY" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a 1, 2 or 3): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

                  "RECOURSE SUBSIDIARIES" of any Person means all Subsidiaries of such Person other than Non-Recourse Subsidiaries of such Person.

                  "REDEEMABLE STOCK" means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise (x) is required, directly or indirectly, to be redeemed on or prior to the ninetieth day after the Stated Maturity of the Securities, (y) is redeemable or puttable, directly or indirectly, at the option of the holder thereof at any time on or prior to the ninetieth day after the Stated Maturity of the Securities, or (z) is exchangeable or convertible into another security (other than a security that is not itself Redeemable Stock).

                  "REFINANCE" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "REGISTRAR" has the meaning set forth in Section 2.03.

                  "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of July 26, 2004, among the Company, the Guarantors and the Initial Purchasers or, in the case of Additional Securities, a similar registration right agreement.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL SECURITY" means a global security substantially in the form of Exhibit A hereto bearing the legend prescribed in Exhibit C and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee and issued in a denomination equal to the outstanding principal amount of the Securities initially resold by the Initial Purchasers in reliance on Rule 903 of Regulation S.

                  "RESTRICTED GLOBAL SECURITY" has the meaning set forth in
Section 2.01(b).

                  "RESTRICTED INVESTMENT" means, with respect to the Company or any of its Subsidiaries, an Investment by such Person in an Affiliate of the Company; PROVIDED that the following shall not be Restricted Investments: (i) Investments in the Company or any of its Recourse Subsidiaries; (ii) Investments in Unrestricted Affiliates; and (iii) Investments in Affiliates that become, as a result of such Investment, Recourse Subsidiaries.

                  "RESTRICTED PAYMENT" means (i) the declaration or making of any dividend or of any other payment or distribution (other than dividends, payments or distributions payable solely in shares of the Company's Capital Stock other than Redeemable Stock) on or with respect to the Company's Capital Stock (other than Redeemable Stock); and (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of the Company's Capital Stock (other than Redeemable Stock).

                  "RESTRICTED PERIOD" means the 40-day restricted period referred to in Regulation S.

                  "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) under the Securities Act.

                  "REVOLVING CREDIT SUBSIDIARY GUARANTEE" has the meaning set forth in Section 10.01.

                  "S&P" means Standard & Poor's Rating Services or its successors.

                  "SECURITIES" means the Initial Securities, the Additional Securities and the Exchange Securities treated as a single class of securities.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

                  "SECURITY AGREEMENT" means the amended and restated security agreement, dated as of July 9, 2003, executed by and among the Company, certain of its Subsidiaries identified therein and Citibank, N.A., as Collateral Agent, as amended as of the Issue Date and as the same may be amended, supplemented or otherwise modified from time to time.

                  "SECURITY DOCUMENTS" mean, collectively:

                           (1) the Collateral Agent Agreement and the Security Agreement; and

                           (2) all security agreements, mortgages, deeds of trusts, pledges, collateral assignments and other agreements or instruments evidencing or creating interests or Liens in favor or for the benefit of any Trustee and any holders of the Senior Notes in any or all of the Collateral, in each case, as amended from time to time in accordance with its terms and the terms of this Indenture.

                  "SECURITY REGISTER" has the meaning set forth in Section 2.03.

                  "SENIOR NOTES" means the Securities and the Other Senior
Notes.

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement a defined in the Registration Rights Agreement.

                  "SIGNIFICANT SUBSIDIARY" means (i) any Subsidiary (other than a Non-Recourse Subsidiary) of the Company which at the time of determination either: (a) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP; or (b) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period; or (ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries of the Company, would at the time of determination either: (a) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date; or (b) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP).

                  "SPECIAL INTEREST" has the meaning set forth in paragraph 22 of the Securities.

                  "STATED MATURITY," when used with respect to any Security or any installment of interest thereon, means the dates specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest is due and payable.

                  "SUBORDINATED OBLIGATION" means any Debt of the Company or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Securities or the Subsidiary Guarantees pursuant to a written agreement to that effect.

                  "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                  "SUBSIDIARY GUARANTEE" has the meaning set forth in Section 10.01.

                  "TAX SHARING AGREEMENT" means the tax sharing agreement, dated as of January 31, 1994, among the Company, G-I Holdings and GAF, as amended as of March 19, 2001.

                  "TEMPORARY REGULATION S GLOBAL SECURITY" has the meaning set forth in Section 2.01(b).

                  "TIA" means, except as otherwise provided in Section 9.07, the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

                  "TRANSFER AGENT" has the meaning set forth in Section 2.03.

                  "TREASURY YIELD" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining Average Life of the Securities; PROVIDED that, if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces such party in accordance with the provisions of this Indenture, and thereafter means such successor.

                  "TRUST OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "2005 NOTES" means the Company's Series B 7 3/4% Senior Notes due 2005.

                  "2006 NOTES" means the Company's Series B 8 5/8% Senior Notes due 2006.

                  "2007 NOTES" means the Company's 8% Senior Notes due 2007 and the Series B 8% Senior Notes due 2007.

                  "2008 NOTES" means the Company's 8% Senior Notes due 2008 and the Series B 8% Senior Notes due 2008.

                  "UNRESTRICTED AFFILIATE" means a Person (other than a Subsidiary of the Company except a Non-Recourse Subsidiary) controlled by, or under common control with, the Company in which no Affiliate of the Company (other than (i) the Company or a Wholly-Owned Recourse Subsidiary, (ii) any director or officer of the Company or any of its Subsidiaries, whose primary employment is by the Company or any of its Subsidiaries other than a Non-Recourse Subsidiary, except for Permitted Holders or members of their immediate family and (iii) another Unrestricted Affiliate) has an Investment.

                  "U.S. GOVERNMENT OBLIGATIONS" means money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

                  "U.S. PERSON" means a U.S. Person as defined in Rule 902 under the Securities Act.

                  "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind normally entitled to vote in the election of the board of directors or other governing body of such Person.

                  "WHOLLY-OWNED RECOURSE SUBSIDIARY" means a Subsidiary of a Person (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Recourse Subsidiary of such Person.

                  "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of a Person all the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Subsidiary of such Person.

                  Section 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Securities;

                  "INDENTURE SECURITY HOLDER" means Holder or a Securityholder;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "OBLIGOR" on the indenture securities means the Company and any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                  Section 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2)      "or" is not exclusive;

                           (3) words in the singular include the plural, and words in the plural include the singular;

                           (4) provisions apply to successive events and transactions;

                           (5) "HEREIN," "HEREOF" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

                           (6) all calculations made for the purpose of determining compliance with the terms of the covenants set forth in
         Article IV and other provisions of this Indenture shall utilize GAAP in effect at the time of preparation of, and in conformity with those used to prepare, the historical consolidated financial statements of the Company at and for the fiscal year ended December 31, 1999.

                                   ARTICLE II
                                 THE SECURITIES

                  Section 2.01. FORMS GENERALLY. (a) FORM AND DATING. The Initial Securities (as defined below) and any Additional Securities (as defined below), and the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Exchange Securities (as defined below), and the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or agreements to which the Company is subject, if any, or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them, and such approval shall be evidenced by the execution of such Securities by two Officers of the Company. Each Security shall be dated the date of its authentication. The terms and provisions contained in the forms of the Securities, annexed hereto as Exhibits A and B, shall constitute and are hereby expressly made a part of this Indenture. However to the extent any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and shall be controlling. The Securities shall be issued only in registered form without coupons and only in minimum denominations of $1,000 in principal amount and any integral multiples of $1,000 in excess thereof.

                  (b) GLOBAL SECURITIES. Securities offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities bearing the legend set forth on Exhibit C hereto under the heading "Form of Legend for 144A Securities" (the "RESTRICTED GLOBAL SECURITY"), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, and duly executed by the Company and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Security and recorded in the Security Register, as hereinafter provided. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Securities bearing the legend set forth on Exhibit C hereto under the heading "Form of Legend for Temporary Regulation S Securities" (the "TEMPORARY REGULATION S GLOBAL SECURITY"). The Temporary Regulation S Global Security shall be registered in the name of the Depositary or its nominee, as the case may be, and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided, for credit to the respective accounts at the Depositary of the depositories of Euroclear and for Clearstream, for credit to the respective accounts of owners of beneficial interests in such Temporary Regulation S Global Security or to such other accounts as they may direct. The aggregate principal amount of the Temporary Regulation S Global Security may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Temporary Regulation S Global Security and recorded in the Security Register, as hereinafter provided. On or after the termination of the Restricted Period, interests in the Temporary

Regulation S Global Security shall be exchangeable (in accordance with requirements set forth in Section 2.06(b)) for corresponding interests in an unrestricted Global Security bearing the legend set forth on Exhibit C hereto under the heading "Form of Legend for Regulation S Securities" (the "REGULATION S GLOBAL SECURITY"). The Regulation S Global Security shall be registered in the name of the Depositary or its nominee, as the case may be, and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided, for credit to the respective accounts at the Depositary of the depositories of Euroclear and for Clearstream, for credit to the respective accounts of owners of beneficial interests in such Regulation S Global Security or to such other accounts as they may direct. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Security and recorded in the Security Register, as hereinafter provided.

                  If and when issued, Exchange Securities offered to Holders, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more Global Securities (the "EXCHANGE GLOBAL SECURITY"), which shall be deposited on behalf of the Holders of the Exchange Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Exchange Global Security may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Exchange Global Security and recorded in the Security Register, as hereinafter provided.

                  Upon the transfer, exchange or replacement of any Initial Security or Additional Security, as applicable, if any Initial Security or Additional Security, as applicable, shall remain outstanding after the consummation of an Exchange Offer, the Registrar shall deliver such Initial Security or Additional Security, as applicable, only in global form, subject to
Section 2.06(a), and such Initial Security or Additional Security, as applicable, shall continue to bear the applicable legends set forth in Exhibit C hereto. In the case of a Restricted Global Security, such legends shall include the applicable Private Placement Legend unless (x) the appropriate period referred to in Rule 144(k) under the Securities Act has elapsed or (y) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.

                  Upon the transfer, exchange or replacement of any Security pursuant to a Shelf Registration Statement, the Registrar shall deliver such new Security only in global form, and such new Security shall be substantially in the form of Exhibit B hereto. To the extent an Exchange Offer has been consummated, or upon the subsequent consummation of an Exchange Offer, beneficial interests in any such new Security shall be reflected in the Exchange Global Security.

                  (c) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall apply to the Restricted Global Security, the Temporary Regulation S Global Security, the Regulation S Global Security, and, if and when issued, the Exchange Global Security (collectively, the "GLOBAL SECURITIES") deposited with or on behalf of the Depositary.

                  Except as provided in Section 2.06(a), Participants shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee or any custodian of the Depositary or under such Global Security, and the Depositary or its nominee, as the case may be, may be treated by the Company, a Guarantor, the Trustee and any agent of the Company, a Guarantor or the Trustee as the sole owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, a Guarantor, the Trustee or any agent of the Company, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

                  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture, the Securities or the Subsidiary Guarantees.

                  Except as otherwise provided in this Indenture or, with respect to the Company or a Guarantor, as otherwise provided in any agreement between the Company or a Guarantor and a registered holder of a Global Security or its agents, none of the Company, a Guarantor, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records of a registered holder of a Global Security relating to beneficial ownership interests of such Global Security.

                  Except as provided in Section 2.06(a), owners of a beneficial interest in Global Securities will not be entitled to receive physical delivery of certificated Securities.

                  Section 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT. Two Officers shall sign the Securities for the Company by facsimile or manual signature.

                  If a Person whose signature is on a Security as an Officer no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery 7.75% Senior Notes due 2014 of the Company for original issue in an aggregate principal amount of $200,000,000 (the "INITIAL SECURITIES") for original issue on the Issue Date upon a written order of the Company signed by an Officer of the Company to a Trust Officer. Subject to Section 4.09 and as long as permitted under the other provisions of this Indenture, the Company may issue after the Issue Date, and the Trustee shall authenticate, (1) additional 7.75% Senior Notes due 2014 of the Company (the "ADDITIONAL SECURITIES") in an unlimited amount for original issue and

(2) Series B 7.75% Senior Notes due 2014 of the Company (the "EXCHANGE SECURITIES") from time to time for issue only in exchange for a like principal amount of Initial Securities and Additional Securities exchanged in an Exchange Offer in accordance with the applicable Registration Rights Agreement, in each case upon a written order of the Company signed by an Officer of the Company to a Trust Officer. Each such written order shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities, which authenticating agent shall be compensated by the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so, except with regard to the original issuance of the Securities and pursuant to
Section 2.06. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Agent.

                  Section 2.03. REGISTRAR, TRANSFER AGENT AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), an office or agency where the Securities may be transferred or exchanged (the "TRANSFER AGENT"), an office or agency where Securities may be presented for payment ("PAYING AGENT") and an office or agency where notices or demands to or upon the Company in respect of the Securities may be served. The Company may have one or more co-Registrars, one or more Transfer Agents and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

                  Subject to any applicable laws and regulations, the Company shall cause the Registrar to keep a register (the "SECURITY REGISTER") at its Corporate Trust Office in which, subject to such reasonable regulations it may prescribe, the Company shall provide for the registration of ownership, exchange, and transfer of the Securities. Such registration in the Security Register shall be conclusive evidence of the ownership of Securities. Included in the books and records for the Securities shall be notations as to whether such Securities have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Securities have been replaced. In the case of the replacement of any of the Securities, the Registrar shall keep a record of the Security so replaced and the Security issued in replacement thereof. In the case of the cancellation of any of the Securities, the Registrar shall keep a record of the Security so canceled and the date on which such Security was canceled.

                  The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA. Each such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. The Company may change an Agent without prior notice to the Holders. In the event that there is a change in the address of an Agent or if the Company changes an Agent, the Company shall promptly notify the Holders in writing. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar, Transfer Agent and Paying Agent in connection with the Securities.

                  Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders all money held by the Paying Agent for the payment of principal of or interest on the Securities, and such Paying Agent shall notify the Trustee of any default by the Company in making any such payment. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

                  Section 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date but not later than the Record Date for such Interest Payment Date, if such date is earlier, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA ss. 312(a).

                  The Trustee shall be entitled to rely upon a certificate of the Registrar, the Company or such other Paying Agent, as the case may be, as to the names and addresses of the Securityholders and the principal amounts and serial numbers of the Securities.

                  Section 2.06. TRANSFER AND EXCHANGE. (a) Where Securities are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and of a like aggregate principal amount, at the Registrar's request.

                  Upon presentation for exchange or transfer of any Security as permitted by the terms of this Indenture and by any legend appearing on such Security, such Security shall be exchanged or transferred upon the Security Register and one or more new Securities shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Security shall be effective under this Indenture unless and until such Security has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Security shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  In the event that the Company delivers to the Trustee a copy of an Officers' Certificate certifying that an Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be, has been declared effective by the Commission, and that the Company has offered Exchange Securities to the Holders in accordance with the Exchange Offer or that Securities have been offered pursuant to such Shelf Registration Statement, the Trustee shall exchange or issue upon transfer, as the case may be, upon request of any Holder, such Holder's Securities for (i) in the case of an Exchange Offer, Exchange Securities upon the terms set forth in the Exchange Offer or
(ii) in the case of a transfer pursuant to a Shelf Registration Statement, Securities that comply with the requirements applicable following such a transfer as set forth in Section 2.06(b).

                  No service charge to the Securityholder shall be made for any registration of transfer or exchange, but the Company or the Trustee may require from the transferring or exchanging Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.14, 4.15 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part.

                  If a Security is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, an Accredited Investor or a Holder pursuant to Regulation S, may exchange such Security for a Book-Entry Security by instructing the Trustee to arrange for such Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depositary.

                  In accordance with the provisions of this Indenture and subject to Section 2.06(b)(viii) and certain limitations herein set forth, an owner of a beneficial interest in a Global Security which has not been exchanged for an Exchange Security may request a Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security.

                  Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section 2.06, Section 2.07,

2.10 or 3.06 or otherwise, in the name of a person other than the Depositary for such Global Security or its nominee until (i) the Company notifies the Trustee that the Depositary is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Securities shall be exchangeable or
(iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Securities of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Securities registered in the names of, authenticated and delivered to, such persons as the Trustee or the Depositary, as the case may be, shall direct.

                  Except as provided above and in section 2.06(b)(viii), any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this
Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, shall also be a Global Security and bear the applicable legend specified in Exhibit A or B, as applicable.

                  The Company shall not have any liability to any Person relating to (i) the performance by the Depositary, Euroclear, Clearstream or any of their respective direct or indirect Participants under the Applicable Rules, or (ii) maintaining, supervising or reviewing any records of such entities relating to the Securities.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.06(a) and this Section 2.06(b); PROVIDED, HOWEVER, that a beneficial interest in a Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the restricted Security legend on the Security, if any and the Trustee shall have no responsibility with respect to any such transfers.

                  (i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this Section 2.06(b), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) TEMPORARY REGULATION S GLOBAL SECURITY. If the Holder of a beneficial interest in the Temporary Regulation S Global Security at any time wishes to transfer its interest in such Temporary Regulation S Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security, such transfer or exchange may be effected only in accordance with this clause (ii) and the Applicable Procedures. Upon (A) delivery by a beneficial owner of an interest therein to Euroclear or Clearstream (as the case may be) of a written certification substantially in the form of Exhibit D-1 hereto, and (B) delivery by the transferee of such interest to Euroclear or Clearstream (as the case may be) of a written certification substantially in the form of Exhibit D-2 hereto, then Euroclear or Clearstream, as the case may be, shall reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the certification provided in (A) above to the Person providing the certification provided in (B) above.

                  (iii) TEMPORARY REGULATION S GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY. If the Holder of a beneficial interest in the Temporary Regulation S Global Security at any time, on or after the termination of the Restricted Period in respect of such Security, wishes to exchange its interest in such Temporary Regulation S Global Security for an interest in the Regulation S Global Security, or to transfer its interest in such Temporary Regulation S Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer or exchange may be effected only in accordance with this clause (iii) and the Applicable Procedures. Upon (A) delivery by a beneficial owner of an interest therein to Euroclear or Clearstream (as the case may be) of a written certification substantially in the form of Exhibit D-1 hereto, and (B) delivery by Euroclear or Clearstream to the Trustee and Transfer Agent of a written certification substantially in the form attached hereto as Exhibit E, and (C) receipt by the Trustee, as Registrar, from the Transfer Agent of the written certification described in (B) and of instructions directing the Trustee, as Registrar, to credit or cause to be credited an interest in the Regulation S Global Security in a specified principal amount and to cause to be debited an interest in the Temporary Regulation S Global Security in such specified principal amount, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Temporary Regulation S Global Security and to increase or cause to be increased the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security having a principal amount equal to the principal amount by which the amount of the Temporary Regulation S Global Security was reduced upon such exchange or transfer.

                  (iv) RESTRICTED GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY. If the Holder of a beneficial interest in the Restricted Global Security at any time wishes to exchange its interest in such Restricted Global Security for an interest in the Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer or exchange may be effected only in accordance with this clause (iv) and the Applicable Procedures. Upon receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Security in a specified principal amount and to cause to be debited an interest in the Restricted Global Security in such specified principal amount, and (B) a certificate in the form of Exhibit F attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities and (x) pursuant to and in accordance with Regulation S or (y) that the Security being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Security and to increase or cause to be increased the principal amount of the Regulation S Global Security by the aggregate principal amount of the interest in the Restricted Global Security to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security having a principal amount equal to the principal amount by which the amount of the Restricted Global Security was reduced upon such exchange or transfer.

                  (v) TEMPORARY REGULATION S GLOBAL SECURITY OR REGULATION S GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY. If the Holder of a beneficial interest in the Temporary Regulation S Global Security or the Regulation S Global Security at any time wishes to exchange its interest in the Regulation S Global Security for an interest in the Restricted Global Security, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security such transfer may be effected only in accordance with this clause (v) and the Applicable Procedures. Upon receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures directing the Registrar to credit or cause to be credited an interest in the Restricted Global Security in a specified principal amount and to cause to be debited an interest in the Temporary Regulation S Global Security or the Regulation S Global Security, as the case may be, in such specified principal amount, and (B) a certificate in the form of Exhibit G attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities and stating that (x) the Person transferring such Interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such opinion of counsel as the Company may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Temporary Regulation S Global Security or the Regulation S Global Security, as the case may be, and to increase or cause to be increased the principal amount of the Restricted Global Security by the aggregate principal amount of the interest in the Temporary Regulation S Global Security or the Regulation S Global Security, as the case may be, to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security having a principal amount equal to the principal amount by which the amount of the Temporary Regulation S Global Security or the Regulation S Global Security, as the case may be, was reduced upon such exchange or transfer.

                  (vi) RESTRICTED GLOBAL SECURITY TO EXCHANGE GLOBAL SECURITY. Following the earlier of the consummation of the Exchange Offer or the transfer of a Security pursuant to a Shelf Registration Statement that results in beneficial interests in such Security being reflected in the Exchange Global Security, if the Holder of a beneficial interest in the

         Restricted Global Security at any time wishes to exchange its interest in such Restricted Global Security for an interest in the Exchange Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Exchange Global Security, such transfer or exchange, if not effected pursuant to Section 2.06(a), may be effected only in accordance with this clause (vi) and the Applicable Procedures. Upon receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures directing the Registrar to credit or cause to be credited an interest in the Exchange Global Security in a specified principal amount and to cause to be debited an interest in the Restricted Global Security in such specified principal amount, and
         (B) (x) the documentation required to be delivered by a Holder to the Trustee pursuant to clause (c)(i) of this Section 2.06 or (y) a representation to the effect of clause (c)(ii) of this Section 2.06, as applicable, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Security and to increase or cause to be increased the principal amount of the Exchange Global Security by the aggregate principal amount of the interest in the Restricted Global Security to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Exchange Global Security having a principal amount equal to the principal amount by which the amount of the Restricted Global Security was reduced upon such exchange or transfer.

                  (vii) REGULATION S GLOBAL SECURITY TO EXCHANGE GLOBAL SECURITY. Following the earlier of the consummation of the Exchange Offer or the transfer of a Security pursuant to a Shelf Registration Statement that results in beneficial interests in such Security being reflected in the Exchange Global Security, if the Holder of a beneficial interest in the Regulation S Global Security at any time wishes to exchange its interest in such Regulation S Global Security for an interest in the Exchange Global Security, or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Exchange Global Security, such transfer or exchange, if not effected pursuant to an Exchange Offer or a Shelf Registration Statement in accordance with Section 2.06(a), may be effected only in accordance with this clause (vii) and the Applicable Procedures. Upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures directing the Registrar to credit or cause to be credited an interest in the Exchange Global Security in a specified principal amount and to cause to be debited an interest in the Regulation S Global Security in such specified principal amount, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Security and to increase or cause to be increased the principal amount of the Exchange Global Security by the aggregate principal amount of the interest in the Regulation S Global Security to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Exchange Global Security having a principal amount equal to the principal amount by which the amount of the Regulation S Global Security was reduced upon such exchange or transfer.

                  (viii) GLOBAL SECURITIES TO CERTIFICATED SECURITIES. In the event that a Global Security is exchanged for Securities in certificated, registered form pursuant to

         Section 2.06(a), unless pursuant to an effective Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (iv) and (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company or the Trustee.

                  (c) Except in connection with an Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Securities are issued upon the transfer, exchange or replacement of Securities bearing the applicable Private Placement Legend set forth in Exhibit C hereto, the Securities so issued shall continue to bear the applicable Private Placement Legend, and a request to remove such legend from Securities will not be honored unless (i) there is delivered to the Trustee an opinion of counsel to the effect that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or (ii) the date of such transfer, exchange or replacement is two years after the later of (x) the issue date of such Security and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor Securities thereof). Upon compliance with the foregoing, the Trustee, upon an Issue Order, shall authenticate and deliver Securities that do not bear such legend.

                  (d) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary, Euroclear or Clearstream, as the case may be.

                  (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among the Depositary's Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security, and the Trustee shall authenticate such replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be provided by the Securityholder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge such Holder for its expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  Section 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities that have been authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser.

                  If the Paying Agent holds (or, if the Company or a Subsidiary is the Paying Agent, segregates and holds in trust), in accordance with this Indenture, on the maturity or redemption date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

                  Section 2.09. TREASURY SECURITIES. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

                  Section 2.10. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare, and the Trustee shall authenticate upon written order of the Company signed by an Officer thereof, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Securities in exchange for temporary Securities.

                  Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

                  Section 2.11. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

                  Section 2.12. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. Such special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Securityholder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  Section 2.13. CUSIP AND ISIN NUMBERS. The Company in issuing the Securities may use one or more "CUSIP" and "ISIN" numbers (if then generally in use). If so, the Trustee shall use CUSIP and ISIN numbers, as appropriate, in notices of redemption as a convenience to Securityholders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in a CUSIP or ISIN number.

                  Section 2.14. DEPOSIT OF MONEYS. On or before 11:00 A.M., New York City time, on each payment date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such payment date. The principal amount and interest due on Book-Entry Securities shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal amount and interest on Securities in certificated form shall be payable at the office of the Paying Agent; PROVIDED HOWEVER that the Company, at its option, may pay interest by check by mailing such check to the Holder's registered address.

                                  ARTICLE III
                                   REDEMPTION

                  Section 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to Section 3.02 below or paragraph 5(a) of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the provision of this Indenture pursuant to which the redemption will occur.

                  The Company shall give the notice to the Trustee provided for in this Section at least 45 days before the redemption date, unless the Trustee consents in writing to a shorter notice period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions contained in this Indenture and will set forth the redemption price.

                  Section 3.02. REDEMPTION PRICE. (a) Except as set forth in paragraph (b) below and paragraph 5(a) of the Securities, the Securities will not be redeemable at the option of the Company prior to August 1, 2009. Starting on that date, the Company may redeem all or any portion of the Securities, at once or over time, after giving the required notices specified in Sections 3.01 and 3.03. The Securities may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Securities redeemed during the 12-month period commencing on August 1 of the years set forth below, and are expressed as percentages of principal amount:

                                                                      REDEMPTION
         YEAR                                                            PRICE
         ----                                                         ----------
     2009                                                               103.875%
     2010                                                               102.583%
     2011                                                               101.292%
     2012 and thereafter                                          ...   100.000%


                  (b) In addition, at any time and from time to time, on or prior to August 1, 2007, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 107.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, HOWEVER, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding (excluding Securities held by the Company or any of its Affiliates). Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                  (c) In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee by lot or any other method as the Trustee in its sole discretion deems fair and reasonable; PROVIDED that no Security of $1,000 in principal amount or less shall be redeemed in part.

                  (d) Subject to compliance with Article IV, the Company and any of its Subsidiaries may at any time purchase any Securities in open market or other transactions.

                  Section 3.03 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities (or, in the case of a redemption pursuant to paragraph 5(a) of the Securities, at such time as is provided by paragraph 5(a)), the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (A)      the redemption date;

                  (B) the redemption price and the amount of accrued interest, if any, to be paid;

                  (C)      the name and address of the Paying Agent;

                  (D) the provision of this Indenture or the Securities, as applicable, pursuant to which the Securities called for redemption are being redeemed;

                  (E) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (F) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued;

                  (G) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after such redemption date; and

                  (H) the CUSIP or ISIN number, if any, and that no representation is made as to the correctness or accuracy of such CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses
(A), (B), (C) and (D) at least 45 days before the redemption date.

                  Section 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender of any Securities to the Paying Agent, subject to the Company's compliance with Section 3.05 herein, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date.

                  Section 3.05 DEPOSIT OF REDEMPTION PRICE. One Business Day prior to the redemption date, the Company shall deposit or cause to be deposited with the Paying Agent in immediately available funds (or, if the Company or an Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  Section 3.06 SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered; PROVIDED, HOWEVER, that each such Security shall be in a principal amount of $1,000 or an integral multiple thereof.

                  Section 3.07 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the applicable redemption date at the redemption price stated therein, together with accrued interest to such redemption date, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price and accrued interest to the redemption date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the

Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the applicable redemption price, together with accrued interest, if any, to the applicable redemption date; PROVIDED, HOWEVER, that if an Interest Payment Date is on or prior to a redemption date, the accrued interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Person in whose name the Security is registered at the close of business on the relevant Record Date.

                                   ARTICLE IV
                                    COVENANTS

                  Section 4.01 PAYMENT OF SECURITIES. The Company shall pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. Principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay all principal and interest payable in cash in each case as then due. The Company shall pay interest on overdue principal, as the case may be, at the rate specified therefor in the Securities.

                  Section 4.02 MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in Wilmington, Delaware or the Borough of Manhattan, New York, New York, a Transfer Agent and Paying Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

                  The Company may also from time to time designate one or more other Transfer Agents and Paying Agents and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency pursuant to this Section 4.02. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the office of the Trustee or its agent located at the address set forth in Section 12.02, as Registrar, Transfer Agent and Paying Agent of the Company in accordance with
Section 2.03.

                  Section 4.03 CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its (i) corporate existence and the corporate existence of each of its Subsidiaries (other than Non-Recourse Subsidiaries) in accordance with their respective organizational documents and (ii) the material rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; PROVIDED that (i) neither the Company nor any of its Subsidiaries shall be required to preserve any such right or franchise, or corporate existence, if the Board of Directors of the Company or such Subsidiary shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Company or the Holders and (ii) nothing in this Section
4.03 shall prevent the Company from taking any action that complies with the provisions of Section 5.01.

                  Section 4.04 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall, and shall cause each of its Subsidiaries (other than Non-Recourse Subsidiaries) to, pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any of such Subsidiaries or upon the income, profits or property of it or any of such Subsidiaries, and (2) all material, lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or the property of any Subsidiary; PROVIDED that there shall not be required to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate provision therefor has been made.

                  Section 4.05 COMPLIANCE CERTIFICATES. (a) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's fiscal quarters (120 days after the end of the Company's last fiscal quarter of its fiscal year) an Officers' Certificate, stating whether or not the signers, after due inquiry, know of any Default or Event of Default which occurred during such fiscal quarter. An Officers' Certificate delivered within 120 days after the end of the Company's fiscal year shall also contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officer does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status. The first certificate to be delivered pursuant to this Section 4.05(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

                  (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of each Default or Event of Default which is continuing, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company has taken and proposes to take with respect thereto. Following receipt of such Officers' Certificate, the Trustee shall send the notice called for by Section 7.05, except as provided therein.

                  Section 4.06 SECURITIES AND EXCHANGE COMMISSION REPORTS. (a) The Company shall file with the Trustee and provide Holders of record, within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, without exhibits in the case of each Holder, unless the Company is requested in writing by such Holder. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company will continue to file with the Commission if the Commission permits such filings and provide the Trustee and Holders with such annual reports and information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act, without exhibits in the case of Holders, unless the Company is requested in writing by the Holders. The Company also will comply with the other provisions of TIA Section 314(a).

                  (b) So long as any of the Securities remain outstanding, the Company shall cause each annual, quarterly and other financial report mailed or otherwise furnished by it generally to public stockholders to be filed with the Trustee and mailed to the Holders of record at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such mailing or furnishing to such stockholders. The Company shall provide to any Holder or any beneficial owner of Securities any information reasonably requested by such holder or such beneficial owner concerning the Company and its Subsidiaries (including financial statements) necessary in order to permit such holder or such beneficial owner to sell or transfer Securities in compliance with Rule 144A under the Securities Act or any similar rule or regulation adopted by the Commission.

                  (c) Delivery of such reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively and exclusively on Officers' Certificates).

                  Section 4.07 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company and the Guarantors each covenants (to the full extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will actively resist any attempts to claim the benefit of any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the full extent permitted by applicable law) the Company and the Guarantors each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 4.08 MAINTENANCE OF PROPERTIES. Subject to this
Article IV, the Company shall cause all material properties owned by or leased to it or any of its Subsidiaries (other than Non-Recourse Subsidiaries) and used or useful in the conduct of its business or the business of such Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this Section 4.08 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is not, in the judgment of the Board of Directors of the Company or such Subsidiary, adverse in any material respect, to the Company or the Holders.

                  Section 4.09 LIMITATION ON DEBT AND PREFERRED STOCK OF THE COMPANY AND ITS SUBSIDIARIES. (a) The Company shall not, and shall not permit any of its Subsidiaries to, Issue, directly or indirectly, any Debt unless, at the time of such Issuance and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Consolidated EBITDA Coverage Ratio of the Company for the period of its most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued is at least 2.00 to 1.00.

                  (b) Notwithstanding the foregoing, there may be Issued the following Debt:

                           (1) Debt of the Company evidenced by the Initial Securities (which, for greater clarity, shall not include any Additional Securities) and the Exchange Securities issued in exchange for such Initial Securities and the Subsidiary Guarantees thereof;

                           (2) Debt of the Company Issued to and held by a Wholly-Owned Recourse Subsidiary of the Company and Debt of a Recourse Subsidiary of the Company Issued to and held by the Company or a Wholly-Owned Recourse Subsidiary of the Company; PROVIDED that any subsequent transfer of such Debt (other than to the Company or to a Wholly-Owned Recourse Subsidiary of the Company) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company or such Subsidiary;

                           (3) Debt the proceeds of which are used to acquire assets of the Company and its Subsidiaries; PROVIDED that, after giving effect to the Issuance of any such Debt that otherwise complies with this clause (3), the aggregate amount of all Debt then outstanding at any time under this clause (3), including all Refinancings thereof then outstanding, shall not at any time exceed $100,000,000;

                           (4)      Acquired Debt;

                           (5)      Debt outstanding on the Issue Date
         (including the 2005 Notes, 2006 Notes, 2007 Notes and 2008 Notes);

                           (6) Debt Issued to Refinance any Debt permitted by paragraph (a) of this Section 4.09, this clause (6) or by clauses
         (1), (3) or (5) of this Section 4.09 (except, in the case of clause
         (5), Debt Issued to Refinance the 2006 Notes and any Debt owing to G-I Holdings or BMCA Holdings Corporation pursuant to clause (5) of this
         Section 4.09; PROVIDED that, in the case of a Refinancing, (i) the amount of the Debt so Issued shall not exceed the principal amount or the accreted value (in the case of Debt Issued at a discount) of the Debt so Refinanced plus, in each case, the reasonable costs incurred by the issuer in connection with such Refinancing, (ii) the Average Life and Stated Maturity of the Debt so Issued shall equal or exceed that of the Debt so Refinanced, (iii) the Debt so Issued shall not rank senior in right of payment to the Debt being Refinanced, (iv) if the Debt being Refinanced is Debt permitted by clause (3) of this Section 4.09, such Refinancing Debt is not secured by any assets not securing the Debt so Refinanced or improvements or additions thereto, or replacements thereof, and (v) the obligors with respect to the Refinancing Debt shall not include any Persons who were not obligors

         (including predecessors thereof) with respect to the Debt being Refinanced;

                           (7)      Non-Recourse Debt of a Non-Recourse
         Subsidiary of the Company and Guarantees of Non-Recourse Debt of Non-Recourse Subsidiaries which Guarantees are recourse only to the stock of the Non-Recourse Subsidiaries;

                           (8) Debt under Credit Facilities; PROVIDED that, after giving effect to any such Issuance, the aggregate principal amount of all Debt Issued pursuant to this clause (8) and then outstanding shall not exceed the greater of (i) $350,000,000 and (ii) the sum of (A) 85% of the net book value (after allowance for doubtful accounts) of the accounts receivable of the Company and its Recourse Subsidiaries and (B) 65% of the net book value (after applicable write-down for obsolescence, quality problems and the like) of inventories of the Company and its Recourse Subsidiaries held in the ordinary course of business, in each case determined on a consolidated basis as of the most recently ended fiscal quarter of the Company for which financial statements have been provided to the Holders in accordance with Section 4.06 and computed in accordance with GAAP; PROVIDED, FURTHER, that, to the extent the Company or any of its Recourse Subsidiaries sells, leases, pledges, assigns or otherwise transfers or encumbers accounts receivable or inventory (other than sales of inventory in the ordinary course of business) on or after the Issue Date, the $350,000,000 of availability under subclause (i) above of this clause (8) shall be reduced in an amount equal to the aggregate proceeds received in respect of any and all such sales, leases, pledges, assignments, transfers or encumbrances but in no event shall such availability be reduced below $200,000,000;

                           (9) so long as such Debt is permitted to be Issued under the Credit Agreement, unsecured Debt owing to G-I Holdings or BMCA Holdings Corporation in an aggregate principal amount outstanding at any one time not to exceed the aggregate amount that was advanced by the Company to G-I Holdings or BMCA Holdings Corporation on or after the Issue Date and is outstanding;

                           (10) Guarantees by the Company or any of its Recourse Subsidiaries of Indebtedness of the Company or a Recourse Subsidiary of the Company that was permitted to be Issued by another provision of this Section 4.09; and

                           (11)     Debt (other than Debt identified in clauses
         (1) through (10) of this Section 4.09) in an aggregate principal amount outstanding at any one time not to exceed $100,000,000.

                  (c) Company shall not, and shall not permit any of its Subsidiaries to, Issue any Preferred Stock; PROVIDED that there may be issued the following Preferred Stock:

                           (1) Preferred Stock of the Company or any Subsidiary of the Company issued to and held by the Company or a Wholly-Owned Recourse Subsidiary of the Company; PROVIDED that any subsequent transfer of such Preferred Stock (other than to the Company or to a Wholly-Owned Recourse Subsidiary of the Company) or such Wholly-Owned Recourse Subsidiary of the Company ceasing to be a Wholly-Owned

         Recourse Subsidiary of the Company shall be deemed, in each case, to constitute the Issuance of such Preferred Stock by the Company or such Subsidiary;

                           (2) Preferred Stock (other than Preferred Stock described in clause (1) but including the Preferred Stock referred to in the proviso to clause (1) above); PROVIDED that the liquidation value of any Preferred Stock issued pursuant to this clause (2) shall constitute Debt for purposes of this Section 4.09 and dividends on such Preferred Stock shall be included in determining Consolidated Interest Expense of the Company for purposes of calculating the Consolidated EBITDA Coverage Ratio of the Company under paragraph (a) of this
         Section 4.09; and

                           (3) Preferred Stock (other than Redeemable Stock) of the Company.

                  (d) To the extent the Company or any of its Subsidiaries Guarantees any Debt of the Company or any other Subsidiary, such Guarantee and such Debt will be deemed to be the same Debt and only the amount of the Debt will be deemed to be outstanding. If the Company or any of its Subsidiaries Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary of the Company, such Guarantee and the Debt so Guaranteed shall be deemed to be the same Debt, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued. Debt under Credit Facilities outstanding on the Issue Date (including the Credit Agreement) shall be deemed to have been made pursuant to clause (b)(8) of this Section 4.09.

                  Section 4.10. LIMITATION ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. (a) So long as no Default or an Event of Default shall have occurred and be continuing, the Company may make, and may permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment or Restricted Investment so long as, at the time of such Restricted Payment or Restricted Investment and immediately after giving effect thereto, the aggregate amount of Restricted Payments made since the Issue Date and the aggregate amount of Restricted Investments made since the Issue Date and then outstanding (the amount expended for such purposes, if other than in cash, shall be the fair market value of such property as determined by the Board of Directors of the Company in good faith as of the date of payment or investment) shall not exceed the sum of:

                  (i) 50% of the cumulative Consolidated Net Income (or minus 100% of the cumulative Consolidated Net Loss) of the Company accrued during the period beginning January 1, 2001 and ending on the last day of the most recently completed fiscal quarter for which financial information has been provided to the Holders in accordance with Section 4.06 but ending no more than 135 days prior to the date of such Restricted Payment or Restricted Investment (treating such period as a single accounting period);

                  (ii) 100% of the net cash proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, as evidenced by a Board Resolution, received by the Company from any Person (other than a Subsidiary of the Company) from the Issuance and sale subsequent to the

         Issue Date of Capital Stock of the Company (other than Redeemable Stock) or as a capital contribution; PROVIDED that, if the value of the non-cash consideration or contribution is in excess of $10,000,000, the Company shall have received the written opinion of a nationally recognized investment banking firm that the terms thereof, from a financial point of view, are fair to the shareholders of the Company or such Subsidiary, in their capacity as such (the determination as to the value of any non-cash consideration referred to in this clause (ii) to be made by such investment banking firm), and such opinion shall have been delivered to the Trustee;

                  (iii) 100% of the net cash proceeds received by the Company from the exercise of options or warrants on Capital Stock of the Company (other than Redeemable Stock) since the Issue Date;

                  (iv) 100% of the net cash proceeds received by the Company from the conversion into Capital Stock (other than Redeemable Stock) of convertible Debt or convertible Preferred Stock issued and sold (other than to a Subsidiary of the Company) since the Issue Date; and

                  (v)      $60,000,000.

                  The designation by the Company or any of its Subsidiaries of a Subsidiary as a Non-Recourse Subsidiary shall be deemed to be the making of a Restricted Investment by the Company in an amount equal to the outstanding Investments made by the Company and its Subsidiaries in such Person being designated a Non-Recourse Subsidiary at the time of such designation.

                  (b) Section 4.10(a) shall not prevent the following, as long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom other than pursuant to Section 4.10(a):

                  (1) the making of any Restricted Payment or Restricted Investment within 60 days after (x) the date of declaration thereof or
         (y) the making of a binding commitment in respect thereof; PROVIDED that at such date of declaration or commitment such Restricted Payment or Restricted Investment complied with Section 4.10(a);

                  (2) any Restricted Payment or Restricted Investment made out of the net cash proceeds received by the Company from the substantially concurrent sale of its Common Stock (other than to a Subsidiary of the Company); PROVIDED that such net cash proceeds so utilized shall not be included in paragraph (a) in determining the amount of Restricted Payments or Restricted Investments the Company could make under Section 4.10(a);

                  (3) cumulative Investments in Non-Recourse Subsidiaries not in excess of $50,000,000 in the aggregate from the Issue Date determined as of the date of the Investment (the amount so expended, if other than cash, to be determined by the Company's Board of Directors, as evidenced by a Board Resolution); and

                  (4) repurchases of Capital Stock of the Company, in each case from employees, former employees or directors of the Company or any of its Subsidiaries (other than any Permitted Holder); PROVIDED, HOWEVER, that the aggregate amount of Restricted Payments made under this clause (4) shall not exceed $1,500,000 in any fiscal year; PROVIDED, FURTHER, that if any portion of the aggregate amount of Restricted Payments permitted to be made pursuant to this clause (4) shall not be made in a fiscal year, Restricted Payments pursuant to this clause (4) in amount not to exceed to such unused portion may be made in the subsequent fiscal year in addition to all other Restricted Payments permitted to be made pursuant to this clause (4) in that fiscal year.

Restricted Payments or Restricted Investments made pursuant to clause (2), (3) or (4) of this paragraph (b) shall not be deducted in determining the amount of Restricted Payments or Restricted Investments made or then outstanding under paragraph (a) of this Section 4.10.

                  Section 4.11. LIMITATION ON LIENS. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist any Liens upon their respective property or assets whether owned on the Issue Date or acquired after such date, or on any income or profits therefrom, unless the Securities are equally and ratably secured by such Lien; PROVIDED that if the Debt secured by such Lien is subordinate or junior in right of payment to the Securities then the Lien securing such Debt shall be subordinate or junior in priority to the Lien securing the Securities at least to the same extent as such Debt is subordinate or junior to the Securities.

                  (b)      The foregoing restrictions of paragraph (a) of this
Section 4.11 shall not apply to:

                  (1)      Liens existing on the Issue Date;

                  (2)      Permitted Liens;

                  (3) Purchase money Liens on assets of the Company and its Subsidiaries or improvements or additions thereto existing or created within 180 days after the time of acquisition of or improvements or additions to such assets, or replacements thereof; PROVIDED that (i) such acquisition, improvement or addition is otherwise permitted by this Indenture, (ii) the principal amount of Debt (including Debt in respect of Capitalized Lease Obligations) secured by each such Lien on each asset shall not exceed the cost (including all such Debt secured thereby, whether or not assumed) of the item subject thereto, and such Liens shall attach solely to the particular item of property so acquired, improved or added and any additions or accessions thereto, or replacements thereof, and (iii) the aggregate amount of Debt secured by Liens permitted by this clause (3) shall not at any time exceed $100,000,000;

                  (4) Liens on the Company's existing facility in Baltimore, Maryland securing Debt in an aggregate amount at any one time outstanding not to exceed $40,000,000;

                  (5) Liens to secure Refinancing of any Debt secured by Liens described in clauses (1)-(4) and (6) of this paragraph (b); PROVIDED that (i) such Refinancing does not increase the principal amount of Debt being so Refinanced and (ii) the Lien of the

         Refinancing Debt does not extend to any asset not securing the Debt being Refinanced or improvements or additions thereto, or replacements thereof;

                  (6) Liens securing Acquired Debt; PROVIDED that (i) any such Lien secured the Acquired Debt at the time of the incurrence of such Acquired Debt by the Company or by one of its Subsidiaries and such Lien and Acquired Debt were not incurred by the Company or any of its Subsidiaries or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or by one of its Subsidiaries and (ii) any such Lien does not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt of the Company or of one of its Subsidiaries;

                  (7) Liens securing intercompany Debt permitted by paragraph (b)(2) of Section 4.09;

                  (8) Liens securing Debt under Credit Facilities permitted to be Issued by paragraph (b)(8) of Section 4.09; and

                  (9) Liens on assets of the Company and its Subsidiaries in addition to those referred to in clauses (1)-(8) of this paragraph
         (b); PROVIDED that such Liens only secure Debt of the Company and its Subsidiaries in an aggregate amount not to exceed at any one time outstanding the greater of (i) $85,000,000 and (ii) 10% of Consolidated Tangible Assets.

                  Section 4.12. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not enter, and shall not permit any of its Subsidiaries to enter, directly or indirectly, into any transaction or series of related transactions with any Affiliate of the Company (other than (x) the making of a Restricted Payment or Restricted Investment otherwise permitted by Section 4.10 or those transactions specifically permitted by Section 4.10(b), (y) transactions between or among Non-Recourse Subsidiaries of the Company or (z) transactions between or among the Company and its Subsidiaries (other than Non-Recourse Subsidiaries)) including, without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service, unless the terms of such transaction or series of transactions are set forth in writing and are at least as favorable as those available in a comparable transaction in arms-length dealings from an unrelated Person; PROVIDED that: (i) if any such transaction or series of related transactions (other than any purchase or sale of inventory in the ordinary course of business, but including entering into any long-term arrangement involving the purchase of granules or glass fiber from, or the provision of management services of the type currently provided under the Management Agreement by, an Affiliate of the Company, including ISP or a Subsidiary thereof) involves aggregate payments or other consideration in excess of $25,000,000, such transaction or series of related transactions shall be approved (and the value of any non-cash consideration shall be determined) by a majority of those members of the Board of Directors of the Company or such Subsidiary, as the case may be, having no personal stake in such business, transaction or transactions; and (ii) in the event that such transaction or series of related transactions (other than any purchase or sale of inventory in the ordinary course of business and other than purchases of granules or glass fiber from an Affiliate of the Company, including ISP or a Subsidiary thereof) involves aggregate payments or other consideration in excess of $50,000,000 (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of the Company or such Subsidiary, as the case may be, having no personal stake in such business, transaction or transactions), the Company or such Subsidiary, as the case may be, shall have also received a written opinion from a nationally recognized investment banking firm that such transaction or series of related transactions is fair to the shareholders, in their capacity as such, of the Company or such Subsidiary from a financial point of view and such opinion has been delivered to the Trustee; PROVIDED FURTHER, in the event that each member of the Board of Directors of the Company or the Subsidiary, as the case may be, proposing to engage in a transaction or series of related transactions described in the preceding proviso has a personal stake in such business, transaction or transactions, the Company or such Subsidiary may enter into such transaction or series of transactions if the Company or such Subsidiary, as the case may be, shall have received the written opinion of a nationally recognized investment banking firm that the terms thereof, from a financial point of view, are fair to the shareholders of the Company or such Subsidiary, in their capacity as such (the determination as to the value of any non-cash consideration referred to in the preceding proviso to be made by such investment banking firm), and such opinion shall have been delivered to the Trustee.

                  (b) Paragraph (a) of this Section 4.12 shall not prevent the following:

                           (1) the purchase of granules from an Affiliate of the Company, including ISP or a Subsidiary of ISP; PROVIDED that (i) subject to Section 4.12(c), the price and other terms shall not be less favorable to the Company than those set forth in the Granules Contract, or (ii) a nationally recognized investment banking firm or accounting firm has delivered a written opinion to the Company to the effect that either the terms thereof are fair to the Company from a financial point of view or are on terms at least as favorable to the Company as those available in comparable transactions in arms-length dealings from an unrelated Person;

                           (2) the continuance of the Management Agreement (including with an Affiliate of the Company other than ISP) (i) in accordance with its terms or on terms no less favorable to the Company than those contained in the Management Agreement or (ii) on other terms PROVIDED that the Company shall have received the written opinion of a nationally recognized investment banking firm or accounting firm that either the terms thereof, from a financial point of view, are fair to the Company or are on terms at least as favorable to the Company as those available in comparable transactions in arms-length dealings from an unrelated Person;

                           (3) any transaction between the Company or a Subsidiary thereof and its own employee stock ownership or benefit plan;

                           (4) any transaction with an officer or director of the Company or any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director);

                           (5) any business or transactions with an Unrestricted Affiliate;

                           (6)      borrowings by the Company or its
         Subsidiaries from Affiliates of the Company; PROVIDED that such loans are unsecured, are prepayable at any time without penalty, contain no restrictive covenants and the effective cost of borrowings thereunder do not exceed the interest rate then in effect from time to time under the Credit Agreement or any Refinancings thereof (or, if such agreement is not outstanding, under the unsecured bank debt of the Company); or

                           (7) payments made pursuant to the Tax Sharing Agreement.

                  (c) The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or waive any provision of the Tax Sharing Agreement or the Granules Contract in any manner which is significantly adverse to the Company or the Holders (it being understood that an extension or modification of any of the Granules Contract (or any similar granules purchase contract) on terms at least as favorable to the Company as those available at the time of the extension or modification (or any such new agreement) in a comparable transaction in arms-length dealings with an unrelated Person shall not be deemed significantly adverse to the Company or the Holders).

                  Section 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, directly or indirectly, create or otherwise cause to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries, (c) transfer any of its properties or assets to the Company or (d) incur or suffer to exist Liens in favor of the Holders, except for such encumbrances or restrictions existing under or by reason of any of the following:

                           (1)      applicable law;

                           (2) this Indenture and the indentures governing the Other Senior Notes;

                           (3) customary provisions restricting subletting or assignment of any lease or license or other commercial agreement;

                           (4) any instrument governing Acquired Debt of any Person, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person and its Subsidiaries, or the property or assets of such Person and its Subsidiaries, so acquired;

                           (5) the Liens specifically permitted by Section 4.11; PROVIDED that such Liens and the terms governing such Liens do not, directly or indirectly, restrict the Company or its Subsidiaries from granting other Liens, except as to the assets subject to such Liens;

                           (6) the Credit Agreement or other Debt existing on the Issue Date; and

                           (7) any Refinancing of the Credit Agreement or any such other Debt existing on the Issue Date; PROVIDED that the terms and conditions of any such Refinancing agreements relating to the terms described in paragraphs (a)-(d) above are no less favorable to the Company than those contained in the agreements governing the Debt being Refinanced.

                  Section 4.14. CHANGE OF CONTROL. (a) In the event of any Change of Control, each Holder shall have the right, at such Holder's option, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Securities pursuant to a Change of Control offer on the date (the "CHANGE OF CONTROL PAYMENT DATE") which is 25 Business Days after the date the Change of Control Notice (as defined below) is mailed or required to be mailed (or such later date as is required by applicable law) at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date (the "PUT AMOUNT").

                  (b) The Company or, at the request of the Company, the Trustee shall send, by first-class mail, postage prepaid, to all Holders, within ten Business Days after the occurrence of each Change of Control, a notice of the occurrence of such Change of Control (the "CHANGE OF CONTROL NOTICE"), specifying a date by which a Holder must notify the Company of such Holder's intention to exercise the repurchase right and describing the procedure that such Holder must follow to exercise such right. The Company is required to deliver a copy of such notice to the Trustee and to cause a copy of such notice to be published in a daily newspaper of national circulation.

                  Each Change of Control Notice shall state:

                           (1) that a Change of Control has occurred, that each Holder has the right to require the Company to repurchase all or any part of such Holder's Security at a purchase price in cash equal to their Put Amount, that the Change of Control offer is being made pursuant to this Section 4.14 and that all Securities tendered will be accepted for payment;

                           (2) the purchase price and the Change of Control Payment Date;

                           (3) that any Security not tendered will continue to accrue interest;

                           (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the change of control offer shall cease to accrue interest after the Change of Control Payment Date;

                           (5) that Holders electing to have a Security purchased pursuant to a Change of Control offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control

         Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                           (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered;

                           (8) that the Company has the right, pursuant to the provision described in paragraph 5(a) of the Securities, to purchase any securities not tendered as provided therein; and

                           (9) the circumstances and relevant facts regarding such Change of Control, including but not limited to the identity of the purchaser and pro forma financial information.

                  No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Company shall comply with all applicable Federal and state securities laws in connection with each Change of Control Notice.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so purchased shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                  Section 4.15. LIMITATION ON ASSET SALES. (a) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to consummate an Asset Sale unless:

                           (1) the Company or such Subsidiary, as the case may be, receives consideration (including non-cash consideration, whose fair market value shall be determined in good faith by the Board of Directors of the Company or such Subsidiary, as evidenced by a Board Resolution) at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by its Board of Directors, as evidenced by a Board Resolution);

                           (2) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, shall be cash or Cash Equivalents; PROVIDED that this clause (2) shall not prohibit any Asset Sale for which the Company or such Subsidiary, as the case may be, receives 100% of the consideration, directly or through the acquisition of Capital Stock of a Person, in operating assets; and

                           (3) in the case of an Asset Sale by the Company or any of its Subsidiaries, the Company shall commit to apply the Net Cash Proceeds of such Asset Sale within 300 days of the consummation of such Asset Sale, and shall apply such Net Cash Proceeds within 360 days of receipt thereof,

                                    (i)      to invest in the businesses that
                           the Company and its Recourse Subsidiaries are engaged in at the time of such Asset Sale or any like or related business,

                                    (ii)     to pay or satisfy any Debt of the
                           Company or any of its Subsidiaries (other than Debt which is subordinated by its terms to the Securities or the Subsidiary Guarantees), including the Debt referred to in the last sentence of the definition thereof or make provision for the payment thereof, through an escrow or other fund, and/or

                                    (iii)    to offer to purchase the Securities
                           in a tender offer (a "NET PROCEEDS OFFER") at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase; PROVIDED, HOWEVER, that the Company shall, to the extent required under the indentures governing the Other Senior Notes, (a) first offer to purchase any outstanding 2006 Notes, in a tender offer at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase, (b) then offer to purchase any outstanding 2007 Notes in a tender offer at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase, (c) then offer to purchase any outstanding 2005 Notes in a tender offer at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase, and (d) then offer to purchase any outstanding 2008 Notes in a tender offer at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase; PROVIDED, FURTHER, HOWEVER that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied pursuant to this clause (3)(iii) equal or exceed $25,000,000.

Notwithstanding the foregoing provisions of this Section 4.15(a), (i) the Company and its Subsidiaries may retain up to $10,000,000 of Net Cash Proceeds from Asset Sales in any twelve-month period (without complying with clause (3)), and (ii) any Asset Sale that would result in a Change of Control shall not be governed by this Section 4.15 but shall be governed by the provisions described under Section 4.14 and paragraph 5(a) of the Securities.

                  (b) Notice of a Net Proceeds Offer shall be mailed or caused to be mailed, by first class mail, by the Company, within 300 days after the relevant Asset Sale to all Holders at their last registered addresses as of a date within 15 days prior to the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                           (1) that the Net Proceeds Offer is being made pursuant to this Section 4.15 and that all Securities tendered will be accepted for payment; PROVIDED that, if the aggregate principal amount of Securities tendered in a Net Proceeds Offer exceeds the aggregate amount available for the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company, so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

                           (2) the purchase price and the purchase date (which shall be determined in accordance with Section 4.15(a)) (the "PROCEEDS PURCHASE DATE");

                           (3) that any Security not tendered will continue to accrue interest;

                           (4) that, unless there is a default in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                           (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

                           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Securities purchased; and

                           (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer.

                  On or before the Proceeds Purchase Date, the Company or such Subsidiary of the Company, as the case may be, shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(l) above, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                  Section 4.16. RESTRICTION ON TRANSFER OF CERTAIN ASSETS TO SUBSIDIARIES. If the Company transfers or causes to be transferred, in one or a series of related transactions, Material Assets to any one or more Non-Recourse Subsidiaries of the Company, the Company shall cause each such transferee Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such transferee Subsidiary shall unconditionally Guarantee, on a senior basis, all the Company's obligations under the Securities and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly executed and delivered by such transferee Subsidiary.

                  Section 4.17. INVESTMENT COMPANY ACT. The Company will not take any action that would require it or any of its Subsidiaries to register as an investment company under the Investment Company Act of 1940.

                  Section 4.18. GUARANTEES BY SUBSIDIARIES. The Company shall not permit any Recourse Subsidiary that is not a Guarantor, directly or indirectly, to Issue any Debt or Preferred Stock or to Guarantee or secure the payment of any other Debt of the Company or any of its Recourse Subsidiaries, unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of the payment of the Securities by such Subsidiary; PROVIDED that this Section 4.18 not be applicable to: (i) Acquired Debt; (ii) any Guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary;
(iii) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers' acceptances; or
(iv) Permitted Liens. If the Guaranteed Debt is a Subordinated Obligation, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to the Subsidiary Guarantee to at least the extent that the Guaranteed Debt is subordinated to the Securities or the applicable Subsidiary Guarantee.

                  Section 4.19. CONSENTS, ETC. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment

                  Section 4.20. SUSPENSION OF CERTAIN COVENANTS. During any period of time that (a) the Securities have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Recourse Subsidiaries will not be subject to the covenants of this Indenture described under Sections 4.09, 4.10, 4.12, 4.13, 4.15, 4.16 and 4.18 and clauses (3) and (4) of paragraph (a)
of Section 5.01 hereof (collectively, the "SUSPENDED COVENANTS"). If the Company and its Recourse Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the previous sentence and, subsequently, one, or both, of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and its Recourse Subsidiaries will thereafter again be subject to the Suspended Covenants. The ability of the Company and its Recourse Subsidiaries to make future Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the covenant contained within Section 4.10 had been in effect during the entire period of time from the Issue Date.

                                   ARTICLE V

                              SUCCESSOR CORPORATION

                  Section 5.01. WHEN THE COMPANY MAY MERGE, ETC. (a) The Company shall not consolidate with or merge with or into, or sell, assign, transfer or lease all or substantially all of its properties and assets (either in one transaction or in a series of related transactions) to, any Person, unless:

                    (1) the Company shall be the continuing Person, or the resulting, surviving or transferee Person (if other than the Company) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all the obligations of the Company under the Securities, this Indenture and the Security Documents, and the Securities, this Indenture and the Security Documents shall remain in full force and effect;

                    (2) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                    (3) immediately after giving effect to such transaction, the resulting, surviving or transferee Person could Issue at least $1.00 of additional Debt under Section 4.09(a); and

                    (4) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction.

                  (b) In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with
Article V and the TIA and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger or any sale, assignment, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor corporation had been named as the Company herein, and the Company will be discharged from all obligations and covenants under this Indenture and the Securities; PROVIDED, HOWEVER, that the Company, in the case of (1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety) or (2) a lease, shall not be released from any of the obligations or covenants under this Indenture.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  Section 6.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" occurs if:

                    (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                    (2) (i) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity or otherwise or (ii) the Company fails to redeem or repurchase Securities when required pursuant to this Indenture or the Securities;

                    (3)    the Company fails to comply with the provisions of
         Article V or Section 10.08;

                    (4) the Company fails to comply for 30 days after notice with any of its obligations under Sections 4.03, 4.06 and 4.09 through
         4.18 and paragraph 5(a) of the Securities, inclusive;

                    (5) the Company fails to comply for 60 days after notice with its other agreements contained in this Indenture, the Securities, the Subsidiary Guarantees or the Security Documents (other than those referred to in clauses (1)-(4) above);

                    (6) principal of or interest on Debt of the Company or any of its Significant Subsidiaries is not paid within any applicable grace period or is accelerated by the holders thereof because of a default and the total amount that is unpaid or accelerated exceeds $25,000,000 or its foreign currency equivalent and such default continues for 5 days after notice;

                    (7)    the Company or any of its Significant Subsidiaries
         (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; or

                    (8) any judgment or order for the payment of money in excess of $25,000,000 in the aggregate is rendered against the Company or any of its Significant Subsidiaries and (i) there is a period of 60 days following the entry of such judgment or order during which such judgment or order is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below or (ii) foreclosure proceedings therefor have begun and have not been stayed within five days of the commencement of such foreclosure proceeding.

                  A Default under clauses (4), (5), (6) or (8) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice. Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate principal amount of the outstanding Securities. When a Default under clause (4),
(5), (6) or (8) is cured or remedied within the specified period, it ceases to exist.

                  Section 6.02. ACCELERATION. If an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01(7) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the Securities then outstanding to be due and payable (the "DEFAULT Amount"). Upon a declaration of acceleration, such amount shall be due and payable immediately.

                  If an Event of Default with respect to the Company specified in Section 6.01(7) occurs, the Default Amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may rescind an acceleration with respect to the Securities and its consequences if (i) all existing Defaults and Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and
(iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  Section 6.03. OTHER REMEDIES. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing and the Holders are entitled to payment as a result of acceleration, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and/or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Section 6.04. WAIVER OF PAST DEFAULTS. Subject only to the provisions of Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on any Security as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases to exist.

                  Section 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 6.06. LIMITATION ON REMEDIES. Except as provided in
Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                    (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing,

                    (2) Holders of at least 25% in aggregate principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy,

                    (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

                    (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                    (5) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                  Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of the principal amount, together with, to the extent that payment of such interest is lawful, interest on overdue principal, at the rate PER ANNUM specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property. The Trustee shall be entitled and empowered to participate as a member, voting or otherwise, of any offical committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                  Section 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Securityholders for amounts due and unpaid on the Securities ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the principal amount and interest, respectively; and

                  Third:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                  Section 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by any Holder or a group of Holders of more than 10% in principal amount of the outstanding Securities.

                  Section 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 6.13. NOTIFICATION TO COLLATERAL AGENT. If an Event of Default occurs and is continuing, the Trustee shall notify the Collateral Agent (as defined in the Collateral Agent Agreement) of such default pursuant to the terms of the Collateral Agent Agreement and take any action as may be required thereby.

                                   ARTICLE VII

                                     TRUSTEE

                  Section 7.01. RIGHTS OF TRUSTEE. (A) GENERAL. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

                  (B) CERTAIN RIGHTS OF TRUSTEE. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to SECTION 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, PROVIDED that the Trustee's conduct does not constitute negligence or bad faith;

                  (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

                  (vii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (viii) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

                  (x) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

                  (xi) in the event that the Company is required to pay Special Interest, the Company will provide written notice to the Trustee of its obligation to pay the Special

         Interest no later than the Record Date for the next Interest Payment Date, which notice shall set forth the amount of the Special Interest to be paid by the Company on such Interest Payment Date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the increased interest rate, or with respect to the nature, extent or calculation of the amount of such Special Interest, or with respect to the method employed in its calculation.

                  Section 7.02. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent or Affiliate (including without limitation the Initial Purchasers) may do the same with like rights. However, the Trustee is subject to TIA ss.ss. 310(b) and 311.

                  Section 7.03. MONEY HELD IN TRUST. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the legality or validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

                  Section 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

                  Section 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee shall mail to each Securityholder a report dated as of May 15 as to the matters set forth in TIA ss. 313(a) if required by TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

                  A copy of each such report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any national securities exchange or of any delisting thereof.

                  Section 7.07. COMPENSATION AND INDEMNITY. The Company and the Guarantors, jointly and severally, agree that they shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company and the Guarantors, jointly and severally, agree that they shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. Such expenses shall also include any taxes or other reasonable costs incurred by the trust created under Section 8.01.

                  The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on the income of the Trustee) arising of or incurred by it in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors (including this Section 7.07) of defending itself against any claim (whether asserted by any Holder, the Company or any Guarantor) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company is actually prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse the Trustee for any expense or indemnify the Trustee against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee except money or property held in trust to pay principal or interest on particular Securities.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(7), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's and the Guarantors' obligations under this
Section 7.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to
Article VIII and/or the termination of this Indenture.

                  Section 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08. The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying a Trust Officer of the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                    (1)    the Trustee fails to comply with Section 7.10;

                    (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.07. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, subject to the Lien provided in Section 7.07, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If any Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA ss. 310(a)(5).

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's and the Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, if such corporation or association complies with Section 7.10.

                  Section 7.10. ELIGIBILITY: DISQUALIFICATION. This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(l). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company subsidiary shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee also shall comply with TIA ss. 310(b).

                  Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee is subject to TIA ss. 311(a), excluding from the operation of TIA ss. 311(a) any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                  Section 7.12. DUTIES OF TRUSTEE. (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (B) Except during the continuance of an Event of Default:

                    (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligation shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and which conform to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (C) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1)    this paragraph does not limit the effect of paragraph
         (B) of this Section 7.12;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (D) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (E) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.12(A), (B), (C) and (D).

                  Section 7.13. TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  Section 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) This Indenture, subject to Sections 8.01(c) and 8.06, will be discharged and will cease to be of further effect as to all Securities issued hereunder, when:

                    (1) either (a) all Securities that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.04) have been delivered to the Trustee for cancellation; or (b) (i) all Securities that have not theretofore been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and (ii) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars sufficient, or U.S. Government Obligations the principal of and interest on which shall be sufficient, or a combination thereof, in such amounts as will be sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment of any interest thereon, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued and unpaid interest to the date of Stated Maturity or redemption;

                    (2) no Default or Event of Default shall have occurred and be continuing on the date of the deposit described in clause (1) of this paragraph (a) or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                    (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                    (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee, which complies with Section 12.05 and which states that all conditions precedent to satisfaction and discharge have been satisfied.

                  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company may at any time terminate (i) all its obligations and all obligations of the Guarantors under the Securities and this Indenture ("LEGAL DEFEASANCE"), or (ii) its obligations under Sections 4.06, 4.09 through 4.18, inclusive, and the operation of Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect only to Significant Subsidiaries) and 6.01(8) and the limitations contained in
Section 5.01(a)(3) and (4) ("COVENANT DEFEASANCE").

                  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect only to Significant
Subsidiaries) or 6.01(8) or because of the failure of the Company to comply with clause (3) or (4) in Section 5.01(a).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 and each Guarantor's Guarantee of such obligations under its Subsidiary Guarantee shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  Section 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                    (1) the Company irrevocably deposits in trust (the "DEFEASANCE TRUST") with the Trustee money or U.S. Government Obligations for the payment of principal and interest (if any) on the Securities to redemption or maturity, as the case may be;

                    (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S.

         Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

                    (3) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                    (4) the deposit does not constitute a default under any other agreement binding on the Company;

                    (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                    (6) the Company delivers to the Trustee an Opinion of Counsel stating that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel shall be based on a ruling received from or published by the Internal Revenue Service or a change, since the date of this Indenture, in the applicable federal income tax law, and

                    (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6) and (7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities 30 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of all of the Securities will occur within 30 days. If the conditions of the preceding sentence are satisfied the Company shall be deemed to have exercised its covenant defeasance option.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III and paragraph 5(a) of the Securities (including by utilizing amounts under deposit).

                  Section 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest, if any, on the Securities.

                  Section 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal and interest, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  Section 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charges imposed on or assessed against U.S. Government Obligations deposited with the Trustee hereunder or the principal and interest received on such U.S. Government Obligations.

                  Section 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED that, if the Company has made any payment of interest, if any, on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 9.01. WITHOUT CONSENT OF HOLDERS. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents without notice to or consent of any Holder to:

                    (1)    cure any ambiguity, omission, defect or
         inconsistency,

                    (2) provide for the assumption by a Surviving Person of the obligations of the Company (or a Guarantor, as the case may be) under this Indenture or any Security Document,

                    (3) provide for uncertificated Securities in addition to or in place of certificated Securities (PROVIDED that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code),

                    (4) comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA,

                    (5) add Subsidiary Guarantees with respect to the Securities or confirm and evidence the release, termination or discharge of any security or Subsidiary Guarantee when such release, termination or discharge is permitted by this Indenture,

                    (6)    secure the Securities,

                    (7) make any change that would provide any additional benefits or rights to Holders or that does not adversely affect the rights of any Holder,

                    (8) add any additional properties or assets as Collateral,

                    (9) provide for the issuance of Additional Securities in accordance with this Indenture, or

                    (10) release any Guarantor from its obligations hereunder in accordance with Section 10.09.

                  Notwithstanding clauses (1) through (10) above, the Company and the Trustee may not make any change that adversely affects the rights of any Holder.

                  Section 9.02. WITH CONSENT OF HOLDERS. Subject to Section 6.07, the Company, when authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture, the Securities or the Subsidiary Guarantees with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Securities or the Subsidiary Guarantees.

                  Notwithstanding the provisions of this Section 9.02, without the consent of each Securityholder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (A) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

                  (B) reduce the percentage in principal amount of the outstanding Securities, the consent of the Holders of which is required (x) to modify or amend this Indenture or any Security Documents or (y) for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

                  (C) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage of outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder affected thereby;

                  (D) waive a default in the payment of the principal of or interest on any Security or modify or waive the Company's obligation to repurchase Securities under Section 4.14 or 4.15;

                  (E) except as otherwise permitted by Article V and Section 10.08, consent to the assignment or transfer by the Company or a Guarantor of any of its rights and obligations under this Indenture;

                  (F) make any change in this Section 9.02 or Section 6.04 or 6.07;

                  (G) modify or change any provision of this Indenture affecting the ranking of the Securities or the Subsidiary Guarantees in a manner adverse to the Holders (it being understood that amendments or waivers of Security Documents or releases of Collateral do not relate to ranking);

                  (H) except as otherwise permitted under Article V and Section 10.08, consent to the assignment or transfer by the Company or a Guarantor of any of its rights and obligations under this Indenture;

                  (I) change the time at which any note must be redeemed or repaid in accordance with the terms of this Indenture and the Securities; or

                  (J) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

                  After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver or consent. Except as otherwise provided in this Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Securities.

                  Section 9.03. REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  After an amendment, supplement or waiver becomes effective in accordance with the terms hereof, it shall bind every Securityholder; PROVIDED that if such amendment, supplement or waiver makes a change described in any of clauses (A) through (J) of Section 9.02, such amendment, supplement or waiver shall bind each Holder of a Security who has consented to it; and PROVIDED, FURTHER, that if notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, such amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                  Section 9.04. RECORD DATE. The Company shall be permitted to set a record date for purposes of determining the identity of Securityholders entitled to vote or consent on any matter arising under this Indenture. In the Company's sole discretion, the record date shall be either (i) the record date as determined pursuant to ss. 316(c) of the TIA or (ii) such other record date as the Company shall select.

                  Section 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may (and, at the request of the Company, shall) require the Holder of the Security to deliver it to the Trustee. The Trustee may (and, at the request of the Company, shall) place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may (and, at the request of the Company, shall) place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                  Section 9.06. TRUSTEE MAY SIGN AMENDMENTS, ETC. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this
Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to TIA ss. 315(a) through (d), shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and enforceable against the Company in accordance with its terms.

                  Section 9.07. COMPLIANCE WITH TIA. Every amendment or supplement to this Indenture or Securities shall comply with the TIA as then in effect.

                  Section 9.08. AMENDMENT TO THE COLLATERAL AGENT AGREEMENT. The Company shall not enter into any modification or amendment of the Collateral Agent Agreement that materially adversely affects the rights of any Holder without the written consent of the Trustee.

                                   ARTICLE X

                              SUBSIDIARY GUARANTEES

                  Section 10.01. GUARANTEE. Subject to Section 10.07, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to each Holder and, with respect only to clause (b) below, to the Trustee (a "SUBSIDIARY GUARANTEE"), the following obligations: (a) the full and punctual payment of principal, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture (including, without limitation, the compensation and other payment obligations to the Trustee hereunder) and the Securities (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under the terms hereof notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Each Guarantor agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  Each Guarantor hereby agrees that its obligations hereunder shall be as if it was principal debtor and not merely surety. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, the Company, any Subsidiary thereof or any other Person, and, subject to Section 10.05, a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, the Company, any Subsidiary thereof or any other Person and whether or not any other Guarantor, the Company or any Subsidiary thereof be joined in any such action or actions. Any payment by the Company or any Subsidiary thereof or other circumstance which operates to toll any statute of limitations as to the Company or any such Subsidiary shall operate to toll the statute of limitations as to each Guarantor.

                  So long as the exercise of such right does not impair the rights of any Holder under any Subsidiary Guarantee, each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall have the right to seek contribution from each other Guarantor in an amount PRO RATA, based on the net assets of each Guarantor determined in accordance with GAAP.

                  Section 10.02. UNCONDITIONAL OBLIGATIONS. The obligations of each Guarantor hereunder shall not be discharged except by complete performance of the Guaranteed Obligations as contemplated in this Indenture and the Securities. The obligations of each Guarantor hereunder shall not be affected by
(a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any agreement referred to in clause (a) of this paragraph; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations or any other Person; or (f) except as provided in Section 10.08, any change in the ownership of such Guarantor; PROVIDED, HOWEVER, that, notwithstanding the foregoing, no such extension, renewal, rescission, waiver, amendment or modification shall, without the written consent of the Guarantors, increase the principal amount of a Security or the interest rate thereon or change the currency of payment with respect to any Security, or alter the Stated Maturity thereof. Each Guarantor hereby waives notice of acceptance of its Subsidiary Guarantee herein and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or any right to require a proceeding or the taking of other action by the Trustee or any Holder against, and any other notice to, any other Guarantor or the Company.

                  Section 10.03. CONTINUING GUARANTEE. Each Guarantor's Subsidiary Guarantee herein is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Holder would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder to any other or further action to any circumstances without notice or demand. It is not necessary for any Holder to inquire into the capacity or powers of the Company or any Subsidiary thereof or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  Section 10.04. SUBROGATION; ACCELERATION. Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of such Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes hereof.

                  Section 10.05. ENFORCEMENT. Except as provided in Article VI, the Holders agree that each Guarantor's obligations hereunder may be enforced only by the action of the Trustee in accordance with the terms of this Indenture and that no other Holder shall have any right individually to seek to enforce the obligations of the Guarantors hereunder. The Holders further agree that each Guarantor's obligations hereunder may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

                  Section 10.06. COVENANTS. Each Guarantor agrees that its Guaranteed Obligations hereunder are senior Indebtedness of such Guarantor and such Guaranteed Obligations shall not be subordinate to any existing or future obligations of such Guarantor. Each Guarantor further covenants and agrees that on and after the date hereof such Guarantor will comply (as a Recourse Subsidiary of the Company), and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in this Indenture, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in this Indenture, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

                  Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses of the Trustee in connection with the enforcement of its obligations hereunder and in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by the Trustee).

                  Section 10.07. LIMITATION LIABILITY. Each Guarantor hereby confirms that it is its intention that its Subsidiary Guarantee herein not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law for the relief of debtors. Accordingly, each Guarantor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to the maximum amount which, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, will result in the Guaranteed Obligations of such Guarantor in respect of its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance under federal or state law.

                  Section 10.08. WHEN THE GUARANTORS MAY MERGE, ETC. Company shall not permit any Guarantor to consolidate with or merge with or into, or sell, assign, transfer, or lease all or substantially all of its properties and assets (either in one transaction or a series of related transactions) to, any Person unless:

                    (1) the other Person is the Company or any Wholly Owned Recourse Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

                    (2) (1) either (x) the Guarantor shall be the resulting, surviving or transferee Person or (y) the resulting, surviving or transferee Person expressly assumes the Guarantor's Subsidiary Guarantee and all the obligations of such Guarantor under the Securities, this Indenture, the Subsidiary Guarantee and the Security Documents (each of which shall remain in full force and effect); and
         (2) the resulting, surviving or transferee Person, if other than the Guarantor, is a corporation or limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Issuance of Debt of, no Default or Event of Default shall have occurred and be continuing; or

                    (3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to another Guarantor) and at the time of such transaction after giving PRO FORMA effect thereto, the provisions of clause (2) of Section 5.01(a) would be satisfied and the transaction is otherwise permitted by this Indenture.

                  In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 10.08, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with this Section 10.08 and the TIA and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Upon any consolidation or merger or any sale, assignment, transfer or lease of all or substantially all of the assets of the Guarantor in accordance with this Section 10.08, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such sale, assignment, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Subsidiary Guarantee with the same effect as if such successor corporation had been named as the Guarantor therein.

                  Section 10.09. RELEASE OF GUARANTOR. The Subsidiary Guarantee of each Guarantor will be released and such Guarantor will be relieved of any obligations under its Subsidiary Guarantee:

                    (1) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of such Guarantor to any Person that is not an Affiliate of the Company; PROVIDED that the Net Cash Proceeds from such sale or other disposition is applied in accordance with the applicable provisions of Section 4.15;

                    (2) upon the repayment in full, release or discharge of Debt or the retirement of Preferred Stock, in each case that resulted in the creation of the Subsidiary Guarantee of such Guarantor; and

                    (3) upon the release or discharge of another Guarantee that resulted in the creation of the Subsidiary Guarantee of such Guarantor, except a release or discharge by or as a result of payment under such other Guarantee.

In each such case, prior to release and discharge of such Subsidiary Guarantee, the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, as required by Section 12.04, all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Subsidiary Guarantee under this Article X.

                  Section 10.10. MISCELLANEOUS. (a) Each Subsidiary Guarantee shall be binding upon the respective Guarantor and its successors and assigns and shall inure to the benefit of the Holders and the Trustee and their respective successors and assigns and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges under the Subsidiary Guarantees conferred upon that party shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

                  (b) All notices, requests, demands or other communications pursuant to this Article X shall be made in accordance with Section 12.02 of this Indenture.

                  (c) If at any time any payment of principal of, premium, if any, or interest, if any, on a Security is rescinded or must otherwise be restored or returned upon insolvency, bankruptcy or reorganization of the Company, each Guarantor's obligations hereunder with respect to such payments shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

                  Section 10.11. EXECUTION AND DELIVERY OF NOTATION OF SUBSIDIARY GUARANTEE. To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit H shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

                  Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

                  If an Officer whose signature is on this Indenture or on a notation of such Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

                  Section 10.12. ADDITIONAL GUARANTORS. The Company covenants and agrees that it shall cause any Person which becomes obligated to become a Guarantor, pursuant to the terms of Section 4.16 or 4.18, to (1) execute and deliver to the Trustee a supplemental indenture and any other documentation requested by the Trustee, in each case in form reasonably satisfactory to the Trustee in accordance with Section 4.16 or 4.18, as the case may be, pursuant to which such Person shall unconditionally Guarantee, on a senior basis, all of the obligations of the Company under the Securities and this Indenture in accordance with this Article X with the same effect and to the same extent as if such Person had been named herein as a Guarantor and (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly executed and delivered by such Person and is valid and binding upon such Person and enforceable against such Person in accordance with its terms.

                                   ARTICLE XI

                               SECURITY DOCUMENTS

                  Section 11.01. SECURITY DOCUMENTS. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Securities and the Subsidiary Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Securities and the Subsidiary Guarantees, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee and the Collateral Agent to enter into such Security Documents and to perform their obligations and exercise their rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and the Subsidiary Guarantees secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take and shall cause the Guarantors to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company and the Guarantors hereunder, for so long as the Securities are to be secured as provided in the Security Documents, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee, the Holders and other Persons for whose benefit the Collateral Agent acts pursuant to the Security Documents. Each of the Company and the Guarantors covenants and agrees that it shall execute, acknowledge and deliver to the Collateral Agent such further assignments, transfers, assurances or other instruments and shall do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Collateral Agent its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Security Documents so as to render the same available for the security and benefit of this Indenture and of the Securities.

                  Section 11.02. RECORDING AND OPINIONS. (a) The Company and, if applicable, the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Liens on and security interests in the Collateral granted by the Security Documents (subject only to Liens permitted by the applicable Security Documents), including, without limitation, the filing of financing statements, continuation statements, mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral, for so long as the Securities are to be secured as provided in the Security Documents. The Company and the Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

                  (b) So long as the Security Documents have not been terminated in accordance with the terms thereof and the Securities are to be secured by the Collateral, the Company shall deliver to the Trustee on the Issue Date and, thereafter, on July 15 of each year (commencing within July 15, 2005), an Opinion of Counsel either (1) stating that in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and any Security Documents as is necessary to maintain and perfect the Liens on and security interests in the Collateral granted by the Security Documents (subject only to Liens permitted by the applicable Security Documents), and reciting details of such action, or (2) stating that, in the opinion of such counsel, no such action is necessary to maintain the Lien or such security interests.

                  (c) The Company shall otherwise comply with the provisions of
Section 314(b) of the TIA, if applicable.

                  Section 11.03. RELEASE OF COLLATERAL. (a) . Except as provided in Section 11.07, Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

                  (b) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture.

                  Section 11.04. CERTIFICATES AND OPINIONS OF COUNSEL. (a). To the extent applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

                    (1)    All documents required by Section 314(d) of the TIA;
         and

                    (2) An Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA.

                  (b) The Trustee may, to the extent permitted by Sections 7.01 and 7.12 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                  Section 11.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS. Subject to the provisions of Sections 7.01 and 7.12 and Article IX, the provisions of the Security Documents and any applicable provisions of the TIA, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, take, on behalf of the Holders of Securities, or direct, on behalf of the Holders of Securities, the Collateral Agent to take, all actions it deems necessary or appropriate in order to (1) enforce any of the terms of the Security Documents and (2) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. Subject to the provisions of the Security Documents, the Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

                  Section 11.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

                  Section 11.07. TERMINATION OF SECURITY INTEREST. Upon (1) payment in full of the principal of, accrued and unpaid interest and Special Interest, if any, on the Securities and all other Obligations under the Securities and this Indenture and all obligations under the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and Special Interest, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Article VIII or (3) a legal defeasance or covenant defeasance as described in Article VIII, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the Obligations pursuant to this Indenture and the Security Documents. Upon receipt of such instruction, the Trustee, if it is the Collateral Agent, shall, or, if it is not the Collateral Agent, shall request the Collateral Agent to, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

                                  ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01. TRUST INDENTURE ACT OF 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

                  Section 12.02. NOTICES. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

                  If to the Company or any Guarantor, to:

                  Building Materials Corporation of America
                  1361 Alps Road
                  Wayne, New Jersey  07470
                  Attention:  General Counsel
                  Telephone:  973-628-3250
                  Facsimile:  973-628-3229

                  If to the Trustee, to:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware  19890
                  Attention:  Corporate Capital Markets
                  Telephone:  302-636-6016
                  Facsimile:   302-636-4145

                  The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed, postage prepaid, to a Securityholder shall be mailed by first class mail to him at his address as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee or the Company, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

                  Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

PROVIDED, HOWEVER, that such Opinion of Counsel shall not be required in connection with the written order of the Company delivered pursuant to Section
2.02 relating to the Initial Securities.

                  Section 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.05(b)) shall include:

                    (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

                    (3) a brief statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  Section 12.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  Section 12.07. GOVERNING LAW. The laws of the State of New York shall govern this Indenture and the Securities. The Trustee, the Company, the Guarantors and the Securityholders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

                  Section 12.08. NO INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. No such indenture, loan or debt agreement may be used to interpret this Indenture.

                  Section 12.09. NO RECOURSE AGAINST OTHERS. No director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

                  Section 12.10. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday and interest shall not accrue for the intervening period.

                  Section 12.11. SUCCESSORS. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 12.12. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

                  Section 12.13. SEPARABILITY. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  Section 12.14. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 12.15. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                               BUILDING MATERIALS CORPORATION OF AMERICA

                               By:      /s/ John M. Maitner
                                     -------------------------------------------
                                     Name:  John M. Maitner
                                     Title: Vice President and Treasurer



                               BMCA INSULATION PRODUCTS INC.
                               BMCA QUAKERTOWN INC.
                               BUILDING MATERIALS INVESTMENT CORPORATION
                               BUILDING MATERIALS MANUFACTURING CORPORATION
                               DUCTWORK MANUFACTURING CORPORATION
                               GAF LEATHERBACK CORP.
                               GAF MATERIALS CORPORATION (CANADA)
                               GAF PREMIUM PRODUCTS INC.
                               GAF REAL PROPERTIES, INC.
                               GAFTECH CORPORATION
                               LL BUILDING PRODUCTS INC.
                               PEQUANNOCK VALLEY CLAIM SERVICE COMPANY, INC. SOUTH PONCA REALTY CORP.
                               WIND GAP REAL PROPERTY ACQUISITION CORP.,

                               as Guarantors

                               By:      /s/ John M. Maitner
                                     -------------------------------------------
                                     Name:  John M. Maitner
                                     Title: Vice President and Treasurer

                               WILMINGTON TRUST COMPANY,

                               as Trustee

                               By:      /s/ James D. Nesci
                                     -------------------------------------------
                                     Name:  James D. Nesci
                                     Title: Authorized Signer

                                                                       EXHIBIT A

             [FORM OF FACE OF INITIAL SECURITY/ADDITIONAL SECURITY]

[INCLUDE IF GLOBAL SECURITY - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE APPLICABLE PRIVATE PLACEMENT LEGEND]

[IF RESTRICTED GLOBAL SECURITY - CUSIP NUMBER o / ISIN NUMBER o]

[IF TEMPORARY REGULATION S GLOBAL SECURITY OR REGULATION S GLOBAL SECURITY - CUSIP NUMBER o / ISIN NUMBER o]



No.                                                             $_______________


                    BUILDING MATERIALS CORPORATION OF AMERICA

                           7.75% SENIOR NOTES DUE 2014

                  BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "COMPANY"), promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] Dollars (or such other amount as shall be set forth in the Schedule of Principal Amount attached hereto) on August 1, 2014.

                  Interest Payment Dates: February 1 and August 1, commencing February 1, 2005.

                  Record Dates:  January 15 and July 15.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                      BUILDING MATERIALS CORPORATION
                                      OF AMERICA



                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

Dated:  [     ], [      ]

Trustee's Certificate of Authentication

This is one of the 7.75% Senior
Notes due 2014 described in the
within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By:
    ----------------------------
    Authorized Signatory

           [FORM OF REVERSE SIDE INITIAL SECURITY/ADDITIONAL SECURITY]

                    BUILDING MATERIALS CORPORATION OF AMERICA

                           7.75% Senior Notes due 2014

                  1. INTEREST. BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "COMPANY"), promises to pay cash interest on the principal amount of this Security at a rate of 7.75% per annum, payable on February 1 and August 1 of each year (the "INTEREST PAYMENT DATE"), commencing February 1, 2005. The Company shall pay interest on overdue principal and, to the fullest extent permitted by law, on overdue interest, in each case at the rate of 7.75% per annum, as provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on January 15 or July 15 (the "RECORD DATE") immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by a check payable in such money. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company (the "TRUSTEE") or its agent will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company or any of its Subsidiaries or Affiliates may act in any such capacity, except in certain circumstances.

                  4. INDENTURE. The Company issued the Securities under an Indenture dated as of July 26, 2004 (the "INDENTURE") among the Company, the Guarantors, and the Trustee. Capitalized terms used in this Security and not defined in this Security shall have the meaning set forth in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of such terms. The obligations of the Company under the Indenture and the Securities are guaranteed by the Guarantors.

                  [The Securities are senior obligations of the Company and are issued in an initial aggregate principal amount of $200,000,000. Additional Securities may be issued in an unlimited amount, subject to Section 4.09 and other provisions of the Indenture. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, any Additional Securities and any Exchange Securities issued in exchange for the Initial Securities and the Additional Securities, if any. The Initial Securities, the Additional

Securities and the Exchange Securities are treated as a single class of securities under the Indenture.]*

                  5. REDEMPTION. (a) OPTIONAL REDEMPTION. In the event a Change of Control occurs, and Holders do not require the Company to purchase all outstanding Securities as described in Section 4.14 of the Indenture, the Company may purchase all, but not less than all, of the Securities outstanding subsequent to the Change of Control Payment Date in respect of such Change of Control, at a redemption price equal to the sum of (x) 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, and (y) the Applicable Premium with respect to each $1,000 principal amount of Securities so redeemed (the "CALL PRICE"). Notice of any redemption to be made pursuant to this paragraph 5 as a result of the occurrence of a Change of Control must be given no later than 10 days after the Change of Control Payment Date applicable to the Change of Control giving rise to such redemption, and redemption must be made within 30 days of the date of such notice.

                  (b) MANDATORY REDEMPTION. The Securities will not have the benefit of any sinking fund.

                  6. PUT PROVISIONS. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities (in integral multiples of $1,000) of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  7. NOTICE OF REDEMPTION. Notice of redemptions pursuant to paragraph 5 will be mailed at such time as is provided by paragraph 5(a) to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on the redemption date is deposited with the Paying Agent on the redemption date, on and after such date interest will cease to accrue on such Securities.

                  8. PROCEEDS ON DISPOSITION OF ASSETS. As described in Section
4.15 of the Indenture, the Company is required under certain circumstances to apply the Net Cash Proceeds (or a portion thereof) from Asset Sales to offer to purchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, provide certain certifications and legal opinions as described herein and to pay any taxes and fees required by law or permitted by the Indenture.

                  10. PERSONS DEEMED OWNERS. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the

--------------------------
* To be modified if the Security is an Additional Security to reflect any registration rights agreement executed in connection with such Additional Security.

Registrar as the owner for all purposes.

                  11. UNCLAIMED MONEY. If money for the payment of interest or principal remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After such time, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. DISCHARGE PRIOR TO MATURITY. Subject to certain conditions described in Article VIII of the Indenture, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Securities.

                  13. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions requiring the consent of each Holder affected as described in Article IX of the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for the assumption of the obligations of the Company to Holders or make any change that does not adversely affect the rights of any Holder.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or certain of its Subsidiaries to make Restricted Payments and Restricted Investments and the ability of the Company and certain of its Subsidiaries to incur Debt, create Liens or engage in transactions with Affiliates or issue Preferred Stock, all subject to certain limitations and qualifications described in the Indenture.

                  15. SUCCESSOR CORPORATION. When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

                  16. DEFAULTS AND REMEDIES. The Securities have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish quarterly compliance certificates to the Trustee.

                  17. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any of its Affiliates, as if it were not the Trustee.

                  18. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent.

                  20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  21. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  22. REGISTRATION RIGHTS. [The Holder is entitled to the benefits of the Registration Rights Agreement dated July 26, 2004, among the Company, the Guarantors, and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). In the event that (a) on or prior to the 90th day following the Issue Date, the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been filed with the United States Securities and Exchange Commission ("COMMISSION"), (b) on or prior to the 210th day following the Issue Date, the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been declared effective,
(c) on or prior to the 240th day following the Issue Date, the Registered Exchange Offer (as defined in the Registration Rights Agreement) has not been consummated, (d) on or prior to the 60th day following the date the obligation to file the Shelf Registration Statement (as defined in the Registration Rights Agreement) arises, the Shelf Registration Statement has not been filed with the Commission, (e) on or prior to 150th day following the date the obligation to file arises, the Shelf Registration has not been declared effective, or (f) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to the exceptions described in the Registration Rights Agreement) in connection with resales of Securities or Exchange Securities in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (f) above, a "REGISTRATION DEFAULT"), then interest ("SPECIAL INTEREST") shall accrue on the principal amount of the Initial Securities and the Exchange Securities (in addition to the stated interest on the Initial Securities and the Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest shall accrue at a rate per annum equal to 0.25% of the principal amount of the Securities (determined daily) with respect to the first 90-day period following such Registration Default. The rate for Special Interest shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period until such Registration Default has been cured; PROVIDED, HOWEVER, that in no event shall the rate of such additional interest exceed 1.00% per annum. The Company shall pay such accrued Special Interest, if any, in cash in full on each Interest Payment Date. Upon the cure of any Registration Default, Special Interest with respect to such event shall cease to accrue from the date of the filing, effectiveness or consummation that cured such event, as the case may be, if the Company is otherwise in compliance with this paragraph. However, if, after any such Special Interest ceases to accrue, a different Registration Default occurs, Special Interest will again accrue as described.]*

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Building Materials Corporation of America
                  1361 Alps Road
                  Wayne, New Jersey 07470
                  Attention:  Secretary



--------------------------
* To be modified if the Security is an Additional Security to reflect any registration rights agreement executed in connection with such Additional Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
               (insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                 Your signature:
     ---------------------------                     ---------------------------
     (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                    --------------------------------

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

                  CHECK ONE BOX BELOW

                  (1) [ ] to the Company or a subsidiary thereof; or

                  (2) [ ] inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

                  (3) [ ] to an institutional "accredited investor" (as defined in Rule 50l(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the note evidenced thereby (the form of which letter can be obtained from the Trustee); or

                  (4) [ ] outside the United States to a non-U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

                  (5) [ ] pursuant to another available exemption from registration under the Securities Act of 1933, as amended, (if available); or

                  (6) [ ] pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended.

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4) or (5) is checked, the holder must, prior to such transfer, furnish to the Trustee such certifications, legal opinions, or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.



                                                  ------------------------------
Signature Guarantee:                              Signature


-------------------------                         ------------------------------
                                                  Signature


--------------------------------------------------------------------------------

                       OPTIONS OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all of this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, state the Principal Amount:
$

Date:                                   Your Signature:
     ---------------------------                       -------------------------
      (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                                    (Signature must be guaranteed)

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Security have been made:

                                                                    Principal
                                                                    Amount
Date of                 Decrease in           Increase in           Following such        Notation Made
Decrease/               Principal             Principal             Decrease/             by or on Behalf
Increase                Amount                Amount                Increase              of Registrar

--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------
--------------          --------------        --------------        --------------        --------------

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

[INCLUDE IF GLOBAL SECURITY - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[CUSIP NUMBER o / ISIN NUMBER o]



No.                                                             $_______________



                    BUILDING MATERIALS CORPORATION OF AMERICA

                      SERIES B 7.75% SENIOR NOTES DUE 2014

                  BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "COMPANY"), promises to pay to [CEDE & CO.], or registered
assigns, the principal sum of [                     ] Dollars on August 1, 2014.

                  Interest Payment Dates: February 1 and August 1, commencing February 1, 2005.

                  Record Dates:  January 15 and July 15.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                       BUILDING MATERIALS CORPORATION
                                       OF AMERICA


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:



Dated:  _______________, 200_

Trustee's Certificate of Authentication

This is one of the Series B 7.75%
Senior Notes due 2014 described
in thewithin-mentioned Indenture.

WILMINGTON TRUST COMPANY,
  as Trustee

By:
   -------------------------------------
    Authorized Signatory

                    [FORM OF REVERSE SIDE EXCHANGE SECURITY]

                    BUILDING MATERIALS CORPORATION OF AMERICA

                      Series B 7.75% Senior Notes due 2014

                  1. INTEREST. BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "COMPANY"), promises to pay cash interest on the principal amount of this Security at a rate of 7.75% per annum, payable on February 1 and August 1 of each year (the "INTEREST PAYMENT DATE"), commencing February 1, 2005. The Company shall pay interest on overdue principal and, to the fullest extent permitted by law, on overdue interest, in each case at the rate of 7.75% per annum, as provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on January 15 or July 15 (the "RECORD DATE") immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by a check payable in such money. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company (the "TRUSTEE") or its agent will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company or any of its Subsidiaries or Affiliates may act in any such capacity, except in certain circumstances.

                  4. INDENTURE. The Company issued the Securities under an Indenture dated as of July 26, 2004 (the "INDENTURE") among the Company, the Guarantors, and the Trustee. Capitalized terms used in this Security and not defined in this Security shall have the meaning set forth in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of such terms. The obligations of the Company under the Indenture and the Securities are guaranteed by the Guarantors.

                  [The Securities are senior obligations of the Company and were issued in an initial aggregate principal amount of $200,000,000. Additional Securities may be issued in an unlimited amount, subject to Section 4.09 and other provisions of the Indenture. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities, any Additional Securities and any Exchange Securities issued in exchange for the Initial Securities and the Additional Securities, if any. The Initial Securities, the Exchange

Securities and the Additional Securities are treated as a single class of securities under the Indenture.]*

                  5. REDEMPTION. (a) OPTIONAL REDEMPTION. In the event a Change of Control occurs, and Holders do not require the Company to purchase all outstanding Securities as described in Section 4.14 of the Indenture, the Company may purchase all, but not less than all, of the Securities outstanding subsequent to the Change of Control Payment Date in respect of such Change of Control, at a redemption price equal to the sum of (x) 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date, and (y) the Applicable Premium with respect to each $1,000 principal amount of Securities so redeemed (the "CALL PRICE"). Notice of any redemption to be made pursuant to this paragraph 5 as a result of the occurrence of a Change of Control must be given no later than 10 days after the Change of Control Payment Date applicable to the Change of Control giving rise to such redemption, and redemption must be made within 30 days of the date of such notice.

                  (b) MANDATORY REDEMPTION. The Securities will not have the benefit of any sinking fund.

                  6. PUT PROVISIONS. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities (in integral multiples of $1,000) of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  7. NOTICE OF REDEMPTION. Notice of redemptions pursuant to paragraph 5 will be mailed at such time as is provided by paragraph 5(a) to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on the redemption date is deposited with the Paying Agent on the redemption date, on and after such date interest will cease to accrue on such Securities.

                  8. PROCEEDS ON DISPOSITION OF ASSETS. As described in Section
4.15 of the Indenture, the Company is required under certain circumstances to apply the Net Cash Proceeds (or a portion thereof) from Asset Sales to offer to purchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, provide certain certifications and legal opinions as described herein and to pay any taxes and fees required by law or permitted by the Indenture.

                  10. PERSONS DEEMED OWNERS. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the


--------------------------
* To be modified if the Security is an Additional Security to reflect any registration rights agreement executed in connection with such Additional Security.

Registrar as the owner for all purposes.

                  11. UNCLAIMED MONEY. If money for the payment of interest or principal remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After such time, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. DISCHARGE PRIOR TO MATURITY. Subject to certain conditions described in Article VIII of the Indenture, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Securities.

                  13. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions requiring the consent of each Holder affected as described in Article IX of the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for the assumption of the obligations of the Company to Holders or make any change that does not adversely affect the rights of any Holder.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or certain of its Subsidiaries to make Restricted Payments and Restricted Investments and the ability of the Company and certain of its Subsidiaries to incur Debt, create Liens or engage in transactions with Affiliates or issue Preferred Stock, all subject to certain limitations and qualifications described in the Indenture.

                  15. SUCCESSOR CORPORATION. When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

                  16. DEFAULTS AND REMEDIES. The Securities have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish quarterly compliance certificates to the Trustee.

                  17. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any of its Affiliates, as if it were not the Trustee.

                  18. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent.

                  20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  21. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  22. REGISTRATION RIGHTS. [The Holder is entitled to the benefits of the Registration Rights Agreement dated July 26, 2004, among the Company, the Guarantors, and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). In the event that (a) on or prior to the 90th day following the Issue Date, the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been filed with the United States Securities and Exchange Commission ("COMMISSION"), (b) on or prior to the 210th day following the Issue Date, the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been declared effective,
(c) on or prior to the 240th day following the Issue Date, the Registered Exchange Offer (as defined in the Registration Rights Agreement) has not been consummated, (d) on or prior to the 60th day following the date the obligation to file the Shelf Registration Statement (as defined in the Registration Rights Agreement) arises, the Shelf Registration Statement has not been filed with the Commission, (e) on or prior to 150th day following the date the obligation to file arises, the Shelf Registration has not been declared effective, or (f) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to the exceptions described in the Registration Rights Agreement) in connection with resales of Securities or Exchange Securities in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (f) above, a "REGISTRATION DEFAULT"), then interest ("SPECIAL INTEREST") shall accrue on the principal amount of the Initial Securities and the Exchange Securities (in addition to the stated interest on the Initial Securities and the Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest shall accrue at a rate per annum equal to 0.25% of the principal amount of the Securities (determined daily) with respect to the first 90-day period following such Registration Default. The rate for Special Interest shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period until such Registration Default has been cured; PROVIDED, HOWEVER, that in no event shall the rate of such additional interest exceed 1.00% per annum. The Company shall pay such accrued Special Interest, if any, in cash in full on each Interest Payment Date. Upon the cure of any Registration Default, Special Interest with respect to such event shall cease to accrue from the date of the filing, effectiveness or consummation that cured such event, as the case may be, if the Company is otherwise in compliance with this paragraph. However, if, after any such Special Interest ceases to accrue, a different Registration Default occurs, Special Interest will again accrue as described.]*

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Building Materials Corporation of America
                  1361 Alps Road
                  Wayne, New Jersey 07470
                  Attention: Secretary



--------------------
* To be modified if the Security is an Additional Security to reflect any registration rights agreement executed in connection with such Additional Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
               (insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                    Your signature:
     -------------------------                          ------------------------
     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all of this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, state the Principal Amount:
$

Date:                                   Your Signature:
     -----------------------                           -------------------------
      (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                                  (Signature must be guaranteed)

                                                                       EXHIBIT C

                        FORM OF PRIVATE PLACEMENT LEGENDS

                      [FORM OF LEGEND FOR 144A SECURITIES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, (1) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (2) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[INCLUDE IF RESTRICTED GLOBAL SECURITY- EACH PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS GLOBAL NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

             [FORM OF LEGEND FOR TEMPORARY REGULATION S SECURITIES]

THE SECURITY IS A TEMPORARY REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN
SECTION 2.06 OF THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL SECURITY. NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN THE REGULATION S GLOBAL SECURITY EXCEPT (A) ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")) AND (B) UPON DELIVERY OF THE OWNER SECURITIES CERTIFICATION AND THE TRANSFEREE SECURITIES CERTIFICATION RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES, AN OFFER OR SALE OF THE SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, (1) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE

MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (2) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  [FORM OF LEGEND FOR REGULATION S SECURITIES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, (1) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (2) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                   EXHIBIT D-1
                 FORM OF CERTIFICATION TO BE GIVEN BY HOLDER OF
                 BENEFICIAL INTEREST IN A TEMPORARY REGULATION S
                                 GLOBAL SECURITY

                         OWNER SECURITIES CERTIFICATION

[EUROCLEAR BANK S.A./N.V.,
AS OPERATOR OF THE EUROCLEAR
SYSTEM] [OR] [CLEARSTREAM BANKING,
SOCIETE ANONYME
ATTENTION: [          ] ]


                          Re: 7.75% Senior Notes Due 2014 (the "Securities")

                  Reference is hereby made to the Indenture dated as of July 26, 2004, (the "INDENTURE") among Building Materials Corporation of America, a corporation organized under the laws of Delaware (the "COMPANY"), and BMCA Insulation Products Inc., BMCA Quakertown Inc., Building Materials Investment Corporation, Building Materials Manufacturing Corporation, Ductwork Manufacturing Corporation, GAF Leatherback Corp., GAF Materials Corporation (Canada), GAF Premium Products Inc., GAF Real Properties, Inc., GAFTECH Corporation, LL Building Products Inc., Pequannock Valley Claim Service Company, Inc., South Ponca Realty Corp. and Wind Gap Real Property Acquisition Corp. (each a "GUARANTOR," and collectively the "GUARANTORS") and Wilmington Trust Company (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This certificate relates to $_________________ aggregate amount of Securities that are held as a beneficial interest in the form of the Temporary Regulation S Global Security (CUSIP No. _________; ISIN No:
_____________) with the Depositary through Euroclear or Clearstream or both in the name of [insert name of holder] (the "Holder").

                  In respect of such Securities, the Holder does hereby certify that as of the date hereof, the above-captioned Securities are beneficially owned by non-U.S. Persons and are not held for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions.

                  As used herein, "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia. As used herein, U.S. Person has the meaning assigned to it in Rule 902 under the Securities Act of 1933, as amended.

                  We undertake to advise you immediately by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                                     D-1-1

                  We understand that this certification is required in connection with certain securities laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of the Securities under the Purchase Agreement, dated July 21, 2004 with the Company relating to the Securities.

                  Date:______________, ____(1)


                                         ---------------------------------------
                                         [Name of Person Making Certification]


----------------------
1 To be dated no earlier than 15 days prior to the transfer or exchange date to which the certification relates.


                                     D-1-2

                                   EXHIBIT D-2
               FORM OF CERTIFICATION TO BE GIVEN BY TRANSFEREE OF
                 BENEFICIAL INTEREST IN A TEMPORARY REGULATION S
                                 GLOBAL SECURITY

                       TRANSFEREE SECURITIES CERTIFICATION

[EUROCLEAR BANK S.A./N.V.,
AS OPERATOR OF THE EUROCLEAR
SYSTEM] [OR] [CLEARSTREAM BANKING,
SOCIETE ANONYME
ATTENTION: [        ] ]

                           Re:  7.75% Senior Notes Due 2014 (the "Securities")

                  Reference is hereby made to the Indenture dated as of July 26, 2004, (the "INDENTURE") among Building Materials Corporation of America, a corporation organized under the laws of Delaware (the "COMPANY"), and BMCA Insulation Products Inc., BMCA Quakertown Inc., Building Materials Investment Corporation, Building Materials Manufacturing Corporation, Ductwork Manufacturing Corporation, GAF Leatherback Corp., GAF Materials Corporation (Canada), GAF Premium Products Inc., GAF Real Properties, Inc., GAFTECH Corporation, LL Building Products Inc., Pequannock Valley Claim Service Company, Inc., South Ponca Realty Corp. and Wind Gap Real Property Acquisition Corp. (each a "GUARANTOR," and collectively the "GUARANTORS") and Wilmington Trust Company (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Security, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of the Securities under the Purchase Agreement, dated July 21, 2004 with the Company relating to the Securities.

                                     D-2-1

         Dated:

By:___________________________________________
As, or as agent for, the beneficial
acquiror of the Securities to which this
certificate relates.


                                     D-2-2

                                                                       EXHIBIT E

                  FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
                               AND CLEARSTREAM IN
                 CONNECTION WITH THE EXCHANGE OF A PORTION OF A
                     TEMPORARY REGULATION S GLOBAL SECURITY

Wilmington Trust Company, as Trustee and Transfer Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:  Corporate Capital Markets

                          Re: 7.75% Senior Notes Due 2014 (the "Securities")


                  Reference is hereby made to the Indenture dated as of July 26, 2004, (the "INDENTURE") among Building Materials Corporation of America, a corporation organized under the laws of Delaware (the "COMPANY"), and BMCA Insulation Products Inc., BMCA Quakertown Inc., Building Materials Investment Corporation, Building Materials Manufacturing Corporation, Ductwork Manufacturing Corporation, GAF Leatherback Corp., GAF Materials Corporation (Canada), GAF Premium Products Inc., GAF Real Properties, Inc., GAFTECH Corporation, LL Building Products Inc., Pequannock Valley Claim Service Company, Inc., South Ponca Realty Corp. and Wind Gap Real Property Acquisition Corp. (each a "GUARANTOR," and collectively the "GUARANTORS") and Wilmington Trust Company, (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$]__________ principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Building Materials Corporation of America or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We further certify that (i) we are not making available herewith for exchange any portion of the Temporary Regulation S Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

                  We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of the Securities under the Purchase Agreement, dated July 21, 2004 with the Company relating to the Securities.

Dated:

[To be dated no earlier than the date of exchange]

                                         [EUROCLEAR S.A. / N.V., as Operator of
                                         the Euroclear System]
                                         [CLEARSTREAM]


                                         By
                                           -------------------------------------

                                                                       EXHIBIT F

  FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY TO
                          REGULATION S GLOBAL SECURITY

(Transfers pursuant to ss. 2.06(b)(iv) of the Indenture)


Wilmington Trust Company, as Trustee and Transfer Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:  Corporate Capital Markets

Re:  7.75% Senior Notes Due 2014 (the "Securities")

                  Reference is hereby made to the Indenture dated as of July 26, 2004, (the "INDENTURE") among Building Materials Corporation of America, a corporation organized under the laws of Delaware (the "COMPANY"), and BMCA Insulation Products Inc., BMCA Quakertown Inc., Building Materials Investment Corporation, Building Materials Manufacturing Corporation, Ductwork Manufacturing Corporation, GAF Leatherback Corp., GAF Materials Corporation (Canada), GAF Premium Products Inc., GAF Real Properties, Inc., GAFTECH Corporation, LL Building Products Inc., Pequannock Valley Claim Service Company, Inc., South Ponca Realty Corp. and Wind Gap Real Property Acquisition Corp. (each a "GUARANTOR," and collectively the "GUARANTORS") and Wilmington Trust Company, (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to $____________ aggregate principal amount of Securities that are held as a beneficial interest in the form of the Restricted Global Security (CUSIP No. ________; ISIN No: _____________) with the Depositary in the name of [name of transferor](the "TRANSFEROR"). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Security (ISIN No. ________).

         In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and:

         (a) with respect to transfers made in reliance on Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), does certify that:

                  (i) the offer of the Securities was not made to a person in the United States;

                  (ii)     either:

                           (1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

                           (2) in the case of Rule 903, the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States; or

                           (3) in the case of Rule 904, the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (iii) no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

                  (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

                  (v) the Transferor is not the Company, a distributor of the Securities, an affiliate of the Company or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

         (b) with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Securities are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company, the Guarantors and the Trustee to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Initial Purchasers of the Securities under the Purchase Agreement, dated July 21, 2004 with the Company relating to the Securities. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Name of Transferor]

By:
     -------------------------------

Name:

Title:

Date:

         cc:
         Attn:

                                                                       EXHIBIT G

 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY

(Transfers pursuant to ss. 2.06(b) of the Indenture)

Wilmington Trust Company, as Trustee and Transfer Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Capital Markets

Re:  7.75% Senior Notes Due 2014 (the "Securities")

                  Reference is hereby made to the Indenture dated as of July 26, 2004, (the "INDENTURE") among Building Materials Corporation of America, a corporation organized under the laws of Delaware (the "COMPANY"), and BMCA Insulation Products Inc., BMCA Quakertown Inc., Building Materials Investment Corporation, Building Materials Manufacturing Corporation, Ductwork Manufacturing Corporation, GAF Leatherback Corp., GAF Materials Corporation (Canada), GAF Premium Products Inc., GAF Real Properties, Inc., GAFTECH Corporation, LL Building Products Inc., Pequannock Valley Claim Service Company, Inc., South Ponca Realty Corp. and Wind Gap Real Property Acquisition Corp. (each a "GUARANTOR," and collectively the "GUARANTORS") and Wilmington Trust Company, (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to $__________ aggregate principal amount of Securities that are held in the form of the Temporary Regulation S Global Security or the Regulation S Global Security (ISIN No. _______) in the name of [NAME OF TRANSFEROR] (the "TRANSFEROR") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in the Restricted Global Security (CUSIP No. ________, ISIN No. ________).

         In connection with such request, and in respect of such Securities the Transferor does hereby certify that such Securities are being transferred in accordance with the transfer restrictions set forth in the Securities and that:

         CHECK ONE BOX BELOW:

         [ ]      the Transferor is relying on Rule 144A under the United
                  States Securities Act of 1933, as amended (the "SECURITIES ACT") for exemption from such Act's registration requirements; it is transferring such Securities to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

         [ ]: the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Company's right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to it.

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you, the Company, the Guarantors and the Trustee to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Initial Purchasers of the Securities under the Purchase Agreement, dated July 21, 2004 with the Company relating to the Securities.

[Name of Transferor]

By:
     ------------------------------

Name:

Title:

Dated:

         cc:

         Attn:

                                                                       EXHIBIT H

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE

                  For value received, [INSERT NAMES OF GUARANTORS] (each a "GUARANTOR" and, collectively, the "GUARANTORS") have, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 26, 2004 (the "INDENTURE") among Building Materials Corporation of America (the "COMPANY"), the Guarantors and Wilmington Trust Company, as trustee (the "TRUSTEE"), (a) the full and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture (including, without limitation, the compensation and other payment obligations to the Trustee) and the Securities. The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to its Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, agrees to and shall be bound by such provisions.

                                     [LIST GUARANTORS],

                                     as Guarantors

                                     By:
                                           ---------------------------------
                                           Name:
                                           Title:


                                      H-2